Exhibit 10.1

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of January 15, 2014 (the “Effective Date”), by and between PARK KINGSTON INVESTORS, LLC, a North Carolina limited liability company (“Seller”), with an address of 2448 Park Road, Charlotte, NC 28203, and BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company (“Buyer”), with an address of 712 Fifth Avenue, 9th Floor, New York, NY 10019.

In consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:

SECTION 1

SALE OF PROPERTY, ACCEPTABLE TITLE, and CONSTRUCTION

1.01       Agreement to Buy and to Sell; Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement all of Seller’s right, title and interest, if any, in and to the following (collectively, the “Property”):

(a)          those certain tracts or parcels of land more particularly described on Schedule B-1 attached hereto (the “Phase I Land”) and Schedule B-2 attached hereto (the “Phase II Land”, and together with the Phase I Land, collectively referred to as the “Land”);

(b)          the apartment complex more particularly described on Schedule A, which contains, or will contain, related improvements, facilities, fixtures, amenities, structures, driveways and walkways, all of which have been constructed, or will be constructed, on the Land (collectively, the “Improvements”, and together with the Land on which the applicable Improvements are located, either the “Phase I Real Property” or the “Phase II Real Property”, as applicable). The Phase I Real Property and Phase II Real Property are each individually referred to herein as a “Real Property” and collectively as the “Real Properties.”

(c)          any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof;

(d)          the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Real Properties, as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a), (b) and/or (c);

(e)          the tangible personal property owned by Seller and located on or in or used solely in connection with the Real Properties, including, without limitation, any and all appliances located within apartments units and those items of personal property listed on Schedule C attached hereto and incorporated herein by reference; excluding, however, any computer software (but not the data pertaining to the operation of the Property) and those items of personal property listed on Schedule C-1 (collectively, the “Personal Property”);

(f)          all Service Contracts (as hereinafter defined) that are being assumed by Buyer in accordance with this Agreement and the Construction Contracts (as hereinafter defined) that are being assumed by Buyer in accordance with this Agreement pursuant to Section 9.01(n) and/or 9.03 of this Agreement; and

(g)          the Leases (as hereinafter defined) and any refundable security or other refundable deposits thereunder and, to the extent assignable without cost to Seller, any intangible property now or hereafter owned by Seller and used solely in connection with the Real Property and Personal Property, including all certificates of occupancy, warranties, guaranties, governmental permits, approvals and licenses, the Real Property names listed on Schedule A attached hereto and variations thereof and any other trade names and trademarks, websites and the contents thereon, including but not limited to www.[N/A].com, social media identities including, without limitation, any of the same on Facebook and Twitter associated with the Real Property, together with all related IDs, access codes, and passwords, alarm codes, and all telephone numbers and listings associated with the Real Property (the “Intangible Property”). Notwithstanding the foregoing, the Intangible Property shall not include any rights to the names “Marsh”, “Marsh Realty”, “Marsh Properties”, “Merrifield Patrick Vermillion”, or “MPV” (collectively, “Marsh/MPV”) or any trademarks, logos, trade colors, service marks and trade names, or derivations thereof, of Marsh/MPV (collectively, the “Marsh/MPV Trademarks”), and any advertising or promotional and similar materials which contain any of the Marsh/MPV Trademarks, all of which Seller may, but shall not be obligated to remove from the Property prior to the applicable Closing (as defined below). Promptly after the applicable Closing (as hereinafter defined), Buyer will “banner” or otherwise temporarily mask the portion of all signage containing the Marsh/MPV Trademarks to indicate the new ownership, failing which, upon five days’ notice, Seller may do so at Buyer’s expense. Further, within thirty (30) days after the applicable Closing, Buyer shall cause any Marsh/MPV Trademarks to be removed from the Property, failing which, upon five days’ notice, Seller may do so at Buyer’s expense. The provisions of this Section 1.01(g) shall survive each Closing indefinitely.

1.02         Title. Buyer shall obtain a commitment for title insurance covering each Real Property from Madison Title Agency (the “Title Insurer”) and legible copies of all instruments and plans mentioned therein as exceptions to title (all of such items are hereinafter collectively referred to as the “Commitment” and collectively, the “Commitments”) for owner’s title insurance policies to be issued to Buyer at each Closing (the “Title Policies”). Each Commitment shall be in the amount of the Allocated Purchase Price (as defined in Section 2.01 hereof) for the applicable Real Property. Should such Commitment contain any title exceptions or other matters which are not acceptable to Buyer (“Objectionable Title Matters”), Buyer shall, on or prior to the date that is ten (10) days prior to the expiration of the Inspection Period (as defined herein), notify Seller of any such Objectionable Title Matters. If Buyer fails to so notify Seller of any Objectionable Title Matters, all exceptions and other matters appearing in the Commitment existing at the expiration of the Inspection Period shall be deemed accepted by Buyer and included as the “Permitted Exceptions”. If Buyer timely notifies Seller in writing of any such Objectionable Title Matters (such writing “Buyer’s Title Notice”), Seller, in Seller’s sole discretion, may, but shall have no obligation to, remove or cure such Objectionable Title Matters on or prior to the applicable Closing. Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any such Objectionable Title Matters, which Seller may so do in its sole discretion, unless Seller, within five (5) business days after receipt of Buyer’s Title Notice, shall notify Buyer in writing (the “Seller’s Title Notice”) that Seller will either attempt or refuse to cure such Objectionable Title Matters. If Seller’s Title Notice indicates that Seller refuses to cure said Objectionable Title Matters (or if Seller is deemed to refuse to cure said Objectionable Title Matters), Buyer may (a) terminate this Agreement prior to the expiration of the Inspection Period, in which event the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement, except as expressly provided herein; or (b) if Buyer fails to so terminate, Buyer shall be deemed to have waived such Objectionable Title Matters and accept that title to the Property is subject thereto, in which event there shall be no reduction in the Purchase Price. Notwithstanding the foregoing, Seller, at its cost, shall be obligated to have removed of record (which, in the case of Monetary Liens which are not mortgages or deeds of trust, may include having bonded off from record in accordance with the statutorily prescribed process governing the same in North Carolina), or otherwise addressed to the reasonable satisfaction of the Title Insurer as set forth below, by the applicable Closing the following (collectively, the “Monetary Liens”): all mortgages and deeds of trust against the Property, and all mechanics’ liens, judgment liens, tax liens, assessment liens or other liens affecting the Property (and Buyer shall be entitled to use the proceeds of the Allocated Purchase Price at each respective Closing to effect the same to the extent Seller fails to do so). For the avoidance of doubt, Buyer and Seller agree that the phrase "otherwise addressed to the reasonable satisfaction of the Title Insurer" shall mean that while as a matter of practice, certain encumbrances may not be released of record at Closing by the filing of a recordable release or cancellation instrument, such encumbrances shall be deemed "discharged" hereunder if, at Closing, the Title Insurer does not take exception to such encumbrance and in connection therewith, makes payment to the lienholder of a sum certain pursuant to a valid payoff letter from said lienholder. The applicable Closing may be extended by Seller for a reasonable number of days, not to exceed the date which is five (5) business days prior to the expiration of any rate lock or loan commitment period in connection with Buyer's financing of the Property (the “Loan Deadline”), if any, to accommodate Seller’s obligations under this Section 1.02. To the extent any Loan Deadline has been established prior to the expiration of the Inspection Period and thereafter promptly after establishing any Loan Deadline, Buyer shall notify Seller in writing of the date of the Loan Deadline prior to the expiration of the Inspection Period (as defined herein).

Notwithstanding anything contained herein to the contrary, if Seller fails to take any actions to cure a title matter which Seller is obligated to take under this Section 1.02, or fails to cure any title objection that Seller indicates it would cure pursuant to this Section 1.02, the same shall constitute a default by Seller hereunder, and the default provisions of this Agreement shall apply.

1.03         Survey. Within three (3) business days after the Effective Date, Seller shall furnish to Buyer copies of the existing survey(s) listed on Schedule D attached hereto (collectively, the “Prior Survey”), and Buyer may obtain a current as-built survey of each Real Property by a registered land surveyor (each a “New Survey”, and collectively, the “New Surveys”).

Should the Prior Surveys contain any encumbrances, encroachments or other survey matters which are not acceptable to Buyer in its reasonable discretion (collectively “Prior Survey Matters”), Buyer shall, prior to the date that is ten (10) days prior to the expiration of the Inspection Period (as defined herein), notify Seller of any such Prior Survey Matters are unacceptable. In addition, if Buyer obtains a New Survey or New Surveys, should any New Survey contain any encumbrances, encroachments or other survey matters which do not appear on the applicable Prior Survey and which are not acceptable to Buyer (collectively, “New Survey Matters”), Buyer shall, on or prior to the date that is ten (10) days prior to the expiration of the Inspection Period (as defined herein), notify Seller in writing of any such New Survey Matters (the “Buyer’s Survey Notice”). (The Prior Survey Matters and the New Survey Matters are referred to collectively as “Survey Matters”). If Buyer does not obtain any New Survey or if Buyer fails to so notify Seller of any Survey Matters during the time period as described above, all Survey Matters shall be deemed accepted by Buyer. If Buyer timely notifies Seller in writing of such Survey Matters, Seller, in Seller’s sole discretion, may, but shall have no obligation to, cure such Survey Matters on or prior to the applicable Closing. Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any such Survey Matters, which Seller may so do in its sole discretion, unless Seller, within five (5) business days after receipt of Buyer’s Survey Notice, shall notify Buyer in writing (the “Seller’s Survey Notice”) that Seller will either attempt or refuse to cure such Survey Matters. If Seller’s Survey Notice indicates that Seller refuses to cure said Survey Matters (or if Seller is deemed to refuse to cure said Survey Matters), Buyer may (a) terminate this Agreement prior to the expiration of the Inspection Period, in which event the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement, except as expressly provided herein; or (b) if Buyer fails to so terminate, Buyer shall be deemed to waive such Survey Matters and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.

1.04         Permitted Exceptions. The following shall be deemed “Permitted Exceptions”: (i) the exceptions to title existing on the date of the Commitment, the Prior Survey and/or the New Survey, and approved by Buyer in writing, or deemed approved by Buyer, as provided in Sections 1.02 and 1.03 above; (ii) real property taxes and assessments which are a lien but not yet payable; (iii) any title exceptions caused or expressly consented to or preapproved by Buyer in writing; (iv) the rights of tenants under Leases, as tenants only, without any right of purchase; and (v) all applicable building, zoning and use restrictions and/or regulations of any municipality, township, county or state. If Buyer does not elect to terminate this Agreement in accordance with the provisions of Section 1.02 or Section 1.03, any Objectionable Title Matters or Survey Matters which Seller refuses to cure shall be deemed “Permitted Exceptions”.

1.05         All or None Transaction. Buyer acknowledges that this is an “all or none” transaction and Buyer has no right to terminate the Agreement pursuant to this Section 1 as to any individual Real Property or Real Properties; provided, however, in no event shall the "all or none" concept operate to grant Seller any repurchase right or call option with regard to the Phase I Land, following Buyer's acquisition thereof, to the extent Buyer fails to close on the Phase II Land, regardless of the reason therefore.

1.06         Construction of Improvements on Phase II Land. Seller has commenced, and, from and after the Effective Date, Seller shall pursue to completion with reasonable diligence, the construction of Improvements on the Phase II Land (the “Phase II Improvements”) pursuant to and in accordance with those certain plans entitled “127 W. Park Avenue Apartments”, prepared by Narmour Wright Architecture, and dated June 14, 2014, as the same may be amended pursuant to the immediately succeeding sentence (the “Phase II Plans”), a copy of which has been delivered to Buyer. Any material deviations and/or changes to the Phase II Plans (a “Change Order”) shall be subject to Buyer’s approval, such approval not to be unreasonably withheld, conditioned or delayed. A Change Order shall be deemed “material” if it results in an increase or decrease in the total cost of the Phase II Improvements by an amount greater than Ten Thousand and No/100 Dollars ($10,000.00). If Buyer does not respond to a request from Seller to approve a Change Order within two (2) business days, the applicable Change Order shall be deemed approved by Buyer. Seller’s construction of the Phase II Improvements shall be performed in a good and workmanlike manner and in accordance with any and all applicable laws. The date that Seller delivers to Buyer a final certificate of occupancy for the Phase II Improvements from the applicable governmental authority is hereinafter referred to as the “C.O. Procurement Date.” Buyer shall have ten (10) business days after the C.O. Procurement Date to walk through and inspect the Phase II Improvements with Seller’s representatives and either (i) approve and accept the Phase II Improvements on an “as is” basis, or (ii) provide Seller with a written detailed list of all reasonable items required that Buyer believes are Seller’s obligation to cure in order for the Phase II Improvements to be consistent with the Phase II Plans (the “Punch List”). If Buyer does not deliver Seller the Punch List within ten (10) business days following the C.O. Procurement Date, then it will be conclusively deemed as though Buyer has accepted the Phase II Improvements on an “as is” basis, subject to Seller's Representations (as hereinafter defined).

Seller covenants and agrees to proceed to promptly cure or correct such Punch List items prior to Closing. If any Punch List items have not been cured or corrected prior to Closing: (i) Seller, Buyer and the Escrow Agent shall execute and deliver a Punch List Escrow Agreement (the “Punchlist Escrow Agreement”) in the form set forth on Schedule 1.06 attached hereto; and (ii) Seller shall escrow with the Title Company an amount equal to 150% of the estimated cost of completing the Punchlist Items as reasonably determined by the Architect, Seller and Buyer (the “Escrowed Funds”), to be held and disbursed by the Escrow Agent in accordance with the provisions of the Punchlist Escrow Agreement.

1.07      Pre-Closing “Gap” Title/Survey Defects. Whether or not Buyer shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Buyer may, at or prior to Closing, notify Seller in writing of any objections to title or survey matters having a material effect on the operation or value of the Property and first appearing of record (as to title matters) or first arising (as to survey matters) between (a) the effective date of the Commitment or the last date of field work for the New Survey and (b) the Closing Date; provided, however, that Buyer must notify Seller of any such objections within ten (10) business days of Buyer’s first receipt of an updated Commitment, updated survey or other document, whichever first provides notice of the condition giving rise to any such objection. With respect to any objections to title or survey matters set forth in such notice, except for objections arising or resulting from Seller’s breach of the covenant contained in Section 1.08 hereof, Seller shall have the same option to cure and Buyer shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Buyer pursuant to Sections 1.02 and 1.03 of this Agreement.

1.08         Seller’s Covenant Not to Encumber. Seller agrees that, between the Effective Date and the earlier of the Closing Date or the date this Agreement is otherwise terminated, Seller will not sell, assign, rent, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, or enter into any agreements that contemplate any of the aforementioned, the Property (or any part thereof or estate therein) in any manner that will survive Closing, except as approved in writing by Buyer, such approval not to be unreasonably withheld, conditioned, or delayed, or as expressly provided in this Agreement, including without limitation Seller’s right to record the Access Easement (as defined herein).

SECTION 2

PURCHASE PRICE, ACCEPTABLE FUNDS,
DEPOSIT AND ESCROW OF DEPOSIT

2.01         Purchase Price. The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property is Thirty One Million Two Hundred Fifty Thousand and No/100 Dollars ($31,250,000.00) subject to the prorations and adjustments as hereinafter provided in this Agreement. Seller and Buyer agree to allocate the Purchase Price among the Real Properties as set forth on Schedule A attached hereto (the “Allocated Purchase Price” for each Real Property) and also agree that the Allocated Purchase Price for each Real Property shall be the basis for the calculation of the closing expenses to be paid by the parties, as described in Sections 9.02 and 10.07.

2.02         Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer. The provisions of this Section 2.02 shall survive any termination of this Agreement.

2.03         Payment of Purchase Price. The Purchase Price, subject to prorations and adjustments, shall be paid as follows:

(a)          Buyer shall deposit an amount equal to Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) with Chicago Title Insurance Company (200 South Tryon Street, Suite 800, Charlotte, NC 28202, Attn: Scott Mansfield) (hereinafter referred to as the “Escrow Agent”) within two (2) business days after the Effective Date (the “Initial Deposit”);

(b)           Buyer shall deposit an additional amount equal to One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) with the Escrow Agent within two (2) business days after the delivery of the Acceptance Notice as an additional deposit if Buyer does not elect to terminate this Agreement pursuant to Sections 1.02, 1.03, or 6.02 hereof (the “Additional Deposit”);

(c)          Buyer shall deposit an additional amount equal to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) with Escrow Agent on the Phase I Closing Date (the “Final Deposit”, and, together with the Initial Deposit, the Additional Deposit, the Extension Deposit (as defined below), if applicable, and any and all interest accrued thereon, the “Deposit”). The Deposit shall be non-refundable to Buyer except as expressly set forth in this Agreement; and

(d)          Payment at Closing. At the consummation of the transactions contemplated hereby for each Real Property (each a “Closing”), Buyer shall deliver to Escrow Agent cash in an amount equal to the Allocated Purchase Price less the amount of the Allocated Portion of the Deposit held by the Escrow Agent and subject to adjustments and apportionments as set forth herein shall be applied to the Purchase Price. The applicable portion of the Purchase Price, as adjusted, shall be paid at each Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing. At each Closing, for purposes of the Settlement Statements (as defined below), the Deposit shall be allocated among the Real Properties as set forth on Schedule A (the “Allocated Portion of the Deposit”).

2.04         Escrow Provisions. This Agreement shall constitute escrow instructions to Escrow Agent, which is hereby appointed and designated to act as escrow agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into escrow as herein provided. By executing this Agreement, Escrow Agent hereby agrees (i) to act as escrow agent in accordance with the terms and provisions of this Agreement, and (ii) to execute the attached Initial Deposit Receipt, Additional Deposit Receipt, Extension Deposit Receipt, if applicable, and the Final Deposit Receipt, to acknowledge receipt by Escrow Agent of the Initial Deposit, the Additional Deposit, the Extension Deposit, if applicable, and the Final Deposit paid by Buyer to be applied to the Purchase Price of the Property under the terms hereof. Escrow Agent agrees to hold, keep and deliver said Deposit and all other sums delivered to it pursuant hereto in accordance with the terms and provisions of this Agreement. Upon receipt from Buyer of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or money market fund acceptable to Buyer and Seller. At the applicable Closing, Escrow Agent shall release the allocated portion of the Deposit to Seller, which allocated portion of the Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller. Escrow Agent shall not be entitled to any fees or compensation for its services in holding the Deposit hereunder. Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent. In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand from either Buyer or Seller in accordance with the provisions hereinafter. Upon receipt by Escrow Agent from either Buyer or Seller (the “Notifying Party”) of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). Except as set forth below, if within five (5) days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above. Further Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction in [Confirm: Mecklenburg County, North Carolina] after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent’s obligations hereunder shall terminate.

Notwithstanding the foregoing to the contrary, in the event Buyer timely exercises Buyer’s right to terminate this Agreement pursuant to Section 6.02 hereof prior to the expiration of the Inspection Period as evidenced by Buyer's failure to deliver the Acceptance Notice, or the delivery of a termination notice, each as contemplated pursuant to Section 6.02, Escrow Agent shall disburse the Deposit to Buyer and Seller shall not have any right to object thereto.

Seller and Buyer jointly and severally agree to indemnify and hold harmless said Escrow Agent from any and all costs, damages and expenses, including reasonable attorneys’ fees, that said Escrow Agent may incur in its compliance of and in good faith with the terms of this Agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of the Escrow Agent.

SECTION 3

CLOSING

3.01         Except as otherwise provided in this Agreement, the Closing for the Phase I Real Property shall be conducted through an escrow administered by Escrow Agent by means of concurrent delivery of the documents described in Sections 9 and 10 below and the applicable portion of the Purchase Price on the date that is thirty (30) days after the Expiration of the Inspection Period (the “Phase I Closing Date”), or such earlier date or place as Buyer and Seller shall mutually agree in writing; provided, however, that Buyer shall have the right to extend the Phase I Closing Date for up to fifteen (15) days by giving written notice to Seller no later than the date this five (5) business days prior to the scheduled Phase I Closing Date and delivering to Escrow Agent an additional deposit in the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Extension Deposit”), which amount shall become a part of the Deposit, and applied to the Allocated Purchase Price at the Closing for the Phase I Real Property.

Except as otherwise provided in this Agreement, the Closing for the Phase II Real Property shall be conducted through an escrow administered by Escrow Agent by means of concurrent delivery of the documents described in Sections 9 and 10 below and the Allocated Purchase Price for the Phase II Real Property on the date that is thirty (30) days after the satisfaction of the Construction Conditions (as hereinafter defined), but in no event later than December 31, 2015.

It is agreed that time is of the essence of this Agreement. Buyer and Seller may jointly, but not separately, execute supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement, so long as such instructions are not in conflict with this Agreement.

Seller and Buyer acknowledge and agree that this is an “all or none” transaction with regard to the Real Properties.

3.02         Conditions Precedent to Obligation of Buyer.

The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of the applicable Closing (or such earlier time as otherwise required hereby) of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:

i.	All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of the applicable Closing, without regard to any knowledge based qualifications.

ii.	Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing. For purposes of this Section 3.02.ii., a failure to perform by Seller shall be deemed “material” if it (i) prevents Buyer’s lender from issuing its loan for Buyer’s financing of the Property, and/or (ii) would cost more than $30,000.00 for Seller to cure the same, as determined by Escrow Agent; provided that Seller credits Buyer at Closing for such amount.

iii.	With regard to the Closing for the Phase I Real Property only, Seller has obtained and delivered to Buyer all consents required to assign the Phase I Construction Contracts to Buyer in accordance with their terms, as contemplated in Section 9.01(n).

iv.	With regard to the Closing for the Phase II Real Property only, Seller has obtained and delivered to Buyer all consents required to assign the Phase II Construction Contracts to Buyer in accordance with their terms, as contemplated in Section 9.01(o).

v.	With regard to the Closing for the Phase II Real Property only, the Construction Conditions have been satisfied. As used herein, "Construction Conditions" shall mean the following: [a] the Architect (as hereinafter defined) shall have issued a certificate of substantial completion with respect to the Improvements upon the Phase II Land having been constructed in accordance with the Phase II Plans; [b] the aggregate estimated cost of completing all Punch List (as hereinafter defined), is equal to or less than $150,000.00; [c] final certificates of occupancy shall have been issued with respect to all of the Improvements upon the Phase II Land; and [d] Seller has delivered notice to Buyer, along with evidence substantiating the same in accordance with [a] – [c] above, that the Construction Conditions set forth in [a] – [c] have been satisfied.

vi.	With regard to the Closing for the Phase II Real Property only, Seller has obtained and delivered to Buyer a final as-built ALTA survey showing the location of the Improvements upon the Phase II Land, completed in accordance with the Phase II Plans and compliant with all applicable zoning requirements (the “Phase II As-Built Survey”). The cost and expense of the Phase II As-Built Survey shall be shared equally by Buyer and Seller, as reflected on the settlement statement for the Phase II Closing.

vii.	With regard to the Closing for the Phase II Real Property only, Buyer has received an update to the Phase I Environmental Report that Buyer obtains during the Inspection Period confirming that no environmentally recognized conditions have occurred upon the Phase II Land since the expiration of the Inspection Period.

In the event any of the foregoing conditions has not been satisfied by the Closing of the applicable portion of the Property to which they apply and Seller fails to cure the same within the earlier to occur of: (i) thirty (30) days after written notice from Buyer specifying which condition(s) have not been satisfied, or (ii) the date which is two (2) business days prior to the expiration of any Loan Deadline, Buyer shall have the right to terminate this Agreement by written notice given to Seller on the Closing Date, whereupon Escrow Agent shall promptly refund the entire amount of the Deposit (or that portion thereof to the extent not otherwise applied to any Allocated Purchase Price) to Buyer and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive the termination of this Agreement; provided, however, that if any of the foregoing conditions has not been satisfied due to a default by Seller hereunder, then Buyer’s rights, remedies and obligations shall instead be determined in accordance with Section 12. For the avoidance of doubt, the foregoing conditions are for the benefit of Buyer and may be waived, in writing, in whole or in part, at Buyer's discretion.

SECTION 4

SELLER’S PRE-CLOSING DELIVERIES

Seller shall, in accordance with the provisions of Section 6.01 hereof, furnish to Buyer, without representation or warranty except as expressly set forth in Section 5.01 below, within three (3) business days after the Effective Date, for inspection and approval by Buyer the following, but only to the extent it exists and is in the possession of Seller or its property manager:

4.01         Leases. Access on-site to the originals (or copies to the extent originals are not available) or electronic versions of all leases for units at each Real Property (the “Leases”) and related lease files.

4.02         Taxes. A copy of 2014 (if available) real estate and personal property tax statements for each Real Property.

4.03         Rent Rolls. Lists of the current rents now being collected on each of the apartment units in the Improvements which includes: apartment number, unit type, tenant name, commencement and termination dates, lease rent and security deposits (each a “Rent Roll” and collectively, the “Rent Rolls”), and a unit availability report and lease expiration report for each Real Property.

4.04         Delinquency Reports. Copies of the current tenant aged delinquency report for each Real Property.

4.05         Concession Reports. Copies of the current concession report for each Real Property (each, a “Concession Report” and collectively, the “Concession Reports”).

4.06         Occupancy History. An occupancy history for each Real Property for 2014 (year-to date) (if available).

4.07         Service Contracts. Copies of all service, maintenance, supply and management contracts affecting the use, ownership, maintenance and/or operation of each Real Property listed on Schedules E attached hereto (the “Service Contracts”).

4.08         Personal Property. Lists of all tangible personal property owned by the applicable Seller and located on or in or used solely in connection with the applicable Real Property.

4.09         Utility Bills. Copies of utility bills (gas, electric, water and sewer) relating to each Real Property for 2014 (year-to date) (if available).

4.10         Operating Statements. Copies of the operating statements (unaudited) for each Real Property (the “Operating Statements”) for 2014 (if available) year to date in the form customarily used by the applicable Seller in the operation of the Property.

4.11         Permits. Copies of any certificates of occupancy, warranties, guaranties, governmental permits, approvals and licenses relating to each Real Property, together with a copy of any termite bond.

4.12         Plans and Specifications. Copies of all site plans, surveys, soil and substrata reports and studies, engineering plans, architectural renderings, plans and specifications, as-built plans and specifications, floor plans, landscape plans, utility schemes and other similar plans, diagrams, if any, relating to each Real Property.

4.13         Environmental Reports. Copies of those certain environmental reports listed on Schedule F attached hereto.

4.14         Insurance. A certificate of insurance evidencing the insurance required to be maintained by Seller pursuant to Section 7.01 below for each Real Property.

4.15         Loss-Run History. A loss-run history for each Real Property for 2014 (year-to-date) (if available).

4.16         Capital Improvements. A schedule of capital improvements and expenditures for each Real Property for 2014 (year-to date) (if available).

4.17         Staffing. Copies of the current employee payroll (and related reports) for each Real Property (including employee names, positions, hire dates, salaries, housing allowances, and commissions).

4.18         Litigation. A list of all pending litigation or proceedings or litigation or proceedings threatened in writing (other than tenant collection actions and tort claims covered by insurance) as described on Schedule G attached hereto.

4.19         Violations. A list of outstanding written notices of violation received from applicable governmental authorities.

4.20         Marketing Collateral. Copies of any site plans, unit floor plans, leasing brochure and amenities profile for each Real Property.

4.21         Standard Lease Forms; Leasing Criteria. Copies of Seller’s standard lease forms (and addenda thereto), credit standards and credit application for each Real Property.

4.22         Operations and Maintenance Plans. A copy of any current operation and maintenance plan with respect to Mold for each Real Property.

4.23         Bank Statements and Bank Deposit Summaries. Copies of Bank Statements and Bank Deposits Summaries for the previous two (2) months for each Real Property.

4.24         Locator Fees, Commissions. A schedule listing any current locator fees, leasing or brokerage commissions, as set forth on Schedule H attached hereto.

4.25         Other Items. Those items listed in Schedule 4.25 attached hereto and incorporated herein by reference, to the extent not otherwise enumerated above.

If requested by Seller, Buyer shall provide written verification of its receipt of those items listed in this Section 4.

Buyer shall also have reasonable access to Seller’s management and leasing staff during the Inspection Period for interviews, which interviews shall be coordinated by Seller, and Seller shall have the right to be present at any such interviews.

SECTION 5

REPRESENTATIONS AND WARRANTIES

5.01         Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

(a)          Leases.   Seller has not entered into any leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the Improvements, other than the Leases set forth on the Rent Rolls. The Rent Rolls and Concession Reports provided to Buyer pursuant to Section 4 hereof are the Rent Rolls and Concession Reports used by Seller in connection with the operation of the Property, and such Rent Rolls and Concession Reports are, to Seller's knowledge, true, correct and complete in all material respects. Except as otherwise shown on the Rent Rolls and the Concession Reports: (i) there are no other lease or rental agreements for the occupancy for any of the units in the Improvements, (ii) no tenant is entitled to any free rent or similar concession, (iii) no tenant has prepaid rent for more than one month in advance, (iv) there are no security deposits, and (v) there are no leasing, locator or other fees or commissions due, nor will any become due, in connection with any Lease or any renewal, extension or expansion with respect to any Lease, except as otherwise disclosed on the Rent Rolls and except for locator fees/commissions not exceeding $500.00 per unit which will become due in the course of Seller’s normal and customary operation of the Property, and no understanding or agreement with any party exists as to payment of any leasing, locator or other fees or commissions regarding future leases or the procuring of tenants, except for Seller’s normal and customary locator arrangements with third parties, none of which provide for a fee/commission in excess of $500.00 per unit.

The originals or copies of the Leases and the tenant lease files made available to Buyer in connection with Section 4 of this Agreement are complete and accurate originals or copies, as applicable, of all of the Leases and the tenant lease files, and represent all such documents in Seller’s (or its property manager's) possession and control. There are no written or oral promises, understandings or commitments between Seller and any tenant under the Leases that would be binding on Buyer other than as set forth in such copies of the Leases and the tenant lease files made available to Buyer to copy pursuant to Section 4 hereof

(b)          Equipment. Seller owns and has good title to all Personal Property free and clear of any liens and encumbrances.

(c)          Operating Statements. To Seller’s actual knowledge, the Operating Statements for the Property delivered to Buyer pursuant to Section 4 hereof are true, correct and complete in all material respects and fairly and accurately present the financial condition of Buyer, and are the operating statements maintained by Seller and relied on by Seller for internal administration and accounting purposes; provided, however, that Seller does not and will not represent or warrant that Buyer will be able to, or should be able to, operate the Property according to and with similar results as shown in such operating statements.

(d)          Service and Management Contracts. The Service Contracts set forth on Schedule E attached hereto and incorporated herein constitute all of the service agreements and other contracts (other than the Leases and the Construction Contracts) which affect the Property. To Seller’s knowledge, Seller is not in default with respect to any of its material obligations or liabilities under any of the Service Contracts.

(e)          Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. Except as expressly set forth in or contemplated by Section 1.06 to this Agreement, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

(f)          Litigation. Except as otherwise set forth on Schedule G attached hereto, there are no existing or pending litigation actions, or claims, with respect to any aspect of the Property, nor, to Seller’s knowledge, have any such actions, suits, proceedings or claims been threatened or asserted in writing, excluding in either case, eviction actions, other “small claims” actions, or tort claims covered by insurance.

(g)          Rights to Property. Seller has not granted to any third party any right or option to acquire the Property, or any part thereof (with the exception of grants of leasehold interests without any right of purchase to tenants under leases described on the Rent Roll);

(h)          No Violations. Except as otherwise set forth on Schedule I attached hereto, Seller has not received, with respect to the Property, any written notice from any governmental agency of (i) any violation of building codes or zoning ordinances, subdivision ordinances, watershed regulations, Hazardous Materials Laws or other governmental laws, regulations or orders, (ii) pending or threatened condemnation proceedings (except for the potential future widening of South Tryon Street, which is reflected and accounted for in the Phase II Plans), or (iii) any proceedings that could or would cause the change, redefinition, or other modification of the zoning classification, or of other legal requirements applicable to the Property or any part thereof, or any property adjacent to the Property, in any case that remain outstanding.

(g)          Notices. Seller has not received written notice of any pending improvements (except for the potential future widening of South Tryon Street, which is reflected and accounted for in the Phase II Plans), liens or special assessments or impositions or increases in assessed valuations to be made against any of the Property by any governmental authority.

(h)          Not Foreign. Seller is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), Sections 1445 and 7701.

(i)          Bankruptcy. No petition has been filed by or, to Seller’s actual knowledge, against Seller under the Federal Bankruptcy Code or any similar laws, nor does Seller plan to file any such petition before Closing or within 90 days after Closing.

(j)          ERISA. Seller is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), Seller’s assets do not constitute “plan assets” within the meaning of the “plan asset regulations” (29 C.F.R. Section 2510.3-101), and Seller’s disposition of the Property will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(k)          OFAC Compliance. Neither Seller nor, to Seller’s actual knowledge, any Person (defined below) who owns a direct or indirect interest in Seller (collectively, a “Seller Party”) is now nor shall be at any time until the Closing under this Agreement an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) or otherwise.

(l)          Anti-Money Laundering. Neither Seller nor, to Seller’s actual knowledge, any Seller Party, nor, to Seller's knowledge any Person providing funds to Seller in connection with the transaction contemplated hereby (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws or any violation of any Anti-Corruption Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws or under any Anti-Corruption Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws or any Anti-Corruption Laws.

For purposes of this subsection, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transaction; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations.  Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., the Money Laundering Control Act of 1986 and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Section 1956 and 1957.  For purposes of this subsection, the term “Anti-Corruption Laws” shall mean any anti-corruption laws of any applicable jurisdiction including the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-1, et seq.

As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase “to the knowledge of Seller”, “to Seller’s knowledge”, “to the best of Seller’s knowledge” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Jamie McLawhorn, George Warren, and Justin Little, without any obligation on his or her part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons (other than a duty to inquire of the on-site property manager), or to search or examine any files, records, books, correspondence and the like. Seller hereby represents that Jamie McLawhorn, George Warren, and Justin Little are persons who, in the ordinary course of business, would be reasonably likely to have knowledge of the matters set forth in this Section 5.01 and that there are no other persons in Seller's organization that have more comprehensive knowledge of the subject matter being warranted hereunder than Jamie McLawhorn, George Warren, and Justin Little.

If, after the date of this Agreement and on or prior to applicable Closing, Seller first obtains knowledge or first receives notice of a fact, matter or circumstance, which fact, matter or circumstance is not attributable to any action or inaction of Seller or its agents or representatives, which causes any of Seller’s representations or warranties made in this Section to be inaccurate, then Seller shall disclose to Buyer any such inaccuracy in good faith and as soon as possible.

Buyer agrees to notify Seller promptly in writing if Buyer discovers, believes or obtains actual knowledge (which, for purposes of this paragraph and the two paragraphs immediately following, shall mean the current actual knowledge of James Babb and Mike Konig, without duty of investigation or inquiry) that: (i) there has been a breach of Seller’s representations and warranties set forth in this Section 5.01 or (ii) any representation or warranty of Seller set forth in this Section 5.01 is inaccurate in any material respect. Buyer hereby represents that James Babb and Mike Konig are the persons who, in the ordinary course of business, would be reasonably likely to have knowledge of any breach of Seller’s representations and warranties set forth in this Section 5.01.

Buyer hereby waives any right Buyer may have to commence any action(s) to enforce any alleged breach and/or violation of any representations of Seller as set forth in this Agreement or to seek damages in connection therewith in the event that Buyer obtains actual knowledge of any such alleged breach and/or violation prior to the applicable Closing and consummates the Closing.

If Buyer notifies Seller prior to applicable Closing or if Seller’s Representation Certificate (as defined below) indicates that any representation or warranty made in this Section 5.01 is not true and correct in any material respect (other than changes: (i) expressly permitted by this Agreement including, without limitation, pursuant to Section 8, (ii) intentionally omitted; or (iii) as otherwise disclosed to and approved, in writing, by Buyer) and Seller fails to cure or remedy the same prior to the applicable Closing, Buyer may either (a) terminate this Agreement and the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement, except as expressly provided herein; or (b) waive any such representation or warranty and close the transaction without any reduction in the Purchase Price, provided, however, if Buyer obtains actual knowledge of any such alleged breach and/or violation prior to the expiration of the Inspection Period and does not elect to terminate this Agreement prior to the expiration of the Inspection Period, Buyer shall be deemed to have waived any right Buyer may have to terminate this Agreement with respect to such alleged breach and/or violation. The untruth of a representation and warranty shall be deemed material only if Buyer’s aggregate damages resulting from the untruth of any representation or warranty is reasonably estimated to exceed $25,000.00. For the avoidance of doubt, the terms of this paragraph, and the two immediately prior, shall not operate to excuse Seller from liability hereunder if Seller knowingly and intentionally breaches any representation or warranty when such representations and warranties are made as of the Effective Date or the Closing Date in Seller's Representation Certificate.

Notwithstanding anything in this Agreement to the contrary, Seller hereby discloses to Buyer the following conditions with respect to the Property, all of which have been discovered as a result of Seller’s own investigations and inquiries, rather than any written notifications from applicable governmental authorities: (x) any and all matters referenced in that certain Notice of No Further Action dated December 3, 2014, a copy of which has been delivered to Buyer; (y) potential non-compliance with the Federal Fair Housing Act as to certain units comprising the Phase I Real Property; and (z) a trace groundwater contaminant from an off-site source.

5.02         Representations and Warranties of Buyer. Buyer represents and warrants to Seller:

(a)          Ability to Perform. Buyer has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms. Except as set forth in this Agreement, to Buyer's knowledge, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Buyer or the taking by Buyer of any action contemplated by this Agreement.

(b)          Bankruptcy. No petition has been filed by or, to Buyer’s actual knowledge, against Buyer under the Federal Bankruptcy Code or any similar laws, nor does Buyer plan to file any such petition before Closing or within 90 days after Closing.

(c)          ERISA. Buyer is not an employee benefit plan subject to ERISA, or Section 4975 of the Code, Buyer’s assets do not constitute “plan assets” within the meaning of the “plan asset regulations” (29 C.F.R. Section 2510.3-101), and Buyer’s acquisition of the Property will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(d)          OFAC Compliance. Neither Buyer nor, to Buyer’s actual knowledge, any Person (defined below) who owns a direct or indirect interest in Buyer (collectively, a “Buyer Party”) is now nor shall be at any time until the Closing under this Agreement a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) or otherwise.

(e)          Anti-Money Laundering. Neither Buyer nor, to Buyer’s actual knowledge, any Buyer Party, nor, to Buyer's knowledge any Person providing funds to Buyer in connection with the transaction contemplated hereby (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws or any violation of any Anti-Corruption Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws or under any Anti-Corruption Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws or any Anti-Corruption Laws.

5.03         Survival. The provisions of this Section 5 shall survive the applicable Closing or, if the Closing does not occur, the termination of this Agreement for a period of six (6) months.

SECTION 6

INSPECTION PERIOD; ACCESS; PURCHASE “AS IS”

6.01         Inspections. During the pendency of this Agreement, subject to the conditions hereof, Buyer, its agents, contractors, employees, prospective lenders and investors or other representatives (collectively, the “Buyer Parties”), shall be entitled to enter upon the Property, including all leased areas, upon reasonable prior notice to Seller, to perform inspections and tests of the Real Properties, including surveys, environmental studies, examinations and tests of all structural and mechanical systems within the Improvements, and to examine the books and records of Seller and Seller’s property manager relating to the Property. Before entering upon any Real Property, Buyer shall obtain and maintain, and shall cause each of its contractors and agents to maintain (and shall deliver to Seller evidence thereof), at Buyer’s sole cost and expense, general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of Two Million and 00/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per occurrence, such policies to name Seller and Marsh Realty Company as additional insured parties, which insurance shall provide coverage against any claim for personal liability or property damage caused by Buyer or the Buyer Parties or their respective agents, employees or contractors, in connection with the Buyer’s entry, tests and inspections upon any Real Property. Notwithstanding the foregoing, Buyer shall not be permitted to interfere unreasonably with Seller’s operations at any Real Property or unreasonably interfere with any tenant’s occupancy at the Real Properties, and the scheduling of any inspections shall take into account the timing and availability of access to tenants’ premises pursuant to tenants’ rights under the Leases or otherwise. If Buyer wishes to engage in any subsurface or intrusive environmental or physical testing of any Real Property or any other testing which could damage or disturb any portion of any Real Property, Buyer shall obtain Seller’s prior consent thereto, which may be granted, withheld or conditioned in Seller’s sole discretion. Without limiting the generality of the foregoing, Seller’s written approval (which, notwithstanding the foregoing, may be granted, withheld or conditioned in Seller’s sole discretion) shall be required prior to any testing or sampling of surface or subsurface soils, surface water, groundwater or any materials in or about the Improvements in connection with Buyer’s environmental or structural due diligence. In the event the need arises to notify under applicable law any federal, state or local public agencies of any environmental or structural conditions at any Real Property as a result of Buyer’s due diligence investigations, Buyer agrees that Seller, and not Buyer or Buyer Parties shall make such disclosure as Seller deems appropriate, unless such disclosure is required by law to be made by Buyer or the Buyer Parties, in which instance Buyer or such Buyer Parties shall make such disclosure and Buyer shall immediately notify Seller in writing. Buyer shall, immediately repair any damage to any Real Property caused by any such tests or investigations or Buyer’s entry onto any Real Property and restore such Real Property to substantially the same condition existing immediately prior to such tests or investigations to the extent of such damage. Buyer hereby agrees to indemnify, defend, and hold Seller, its counsel, its sales agents, and each manager, member, partner, officer, director, employee, agent or attorney of Seller, Marsh Realty Company, and Marsh Properties, LLC, and their respective agents, representatives and employees, free and harmless from and against any and all costs, loss, liability, damages and expenses, of any kind or nature whatsoever (including reasonable attorneys’ fees and costs actually incurred), to the extent arising out of damage to persons or property caused by or arising out of or resulting from the entry and/or the conduct of activities upon any Real Property by Buyer or the Buyer Parties in connection with Buyer’s due diligence investigations, provided, however, that the foregoing indemnity shall not apply to the mere discovery of a pre-existing condition except to the extent such conditions were materially exacerbated due to the acts or omissions of Buyer or any of the Buyer Parties. The foregoing obligations and indemnification shall survive Closing or the termination of this Agreement.

6.02         Inspection Period. The term “Inspection Period,” as used herein, shall mean the period commencing on the Effective Date and ending at 5:00 p.m. on the date that is thirty (30) calendar days after the Effective Date. Unless Buyer so notifies Seller, in writing, on or before the end of the Inspection Period of Buyer’s election to proceed with the transaction contemplated under this Agreement, which Buyer shall have the right to do in Buyer's sole and absolute discretion, for any reason or no reason, (the “Acceptance Notice”), this Agreement shall be canceled and terminated and the Initial Deposit shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the parties shall have any further liability or obligation under this Agreement. For the avoidance of doubt, without limiting the efficacy of the automatic termination set forth in the preceding sentence, Buyer shall also have the right to terminate this Agreement by providing written notice to Seller of its election to so terminate on or before the expiration of the Inspection Period, whereupon the Initial Deposit shall be returned to Buyer. Within two (2) business days of Buyer’s delivery of the Acceptance Notice, Buyer shall deposit with Escrow Agent the Additional Deposit. To the extent Buyer delivers the Acceptance Notice, Buyer shall be deemed to have waived its right to terminate hereunder and this Agreement shall continue in full force and effect. Buyer acknowledges that this is an “all or none” transaction and Buyer has no right to terminate the Agreement as to any individual Real Property or Real Properties.

6.03         Waiver; Release. EXCEPT FOR THE REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS TO BE DELIVERED AT CLOSING (COLLECTIVELY, HEREINAFTER THE "SELLER'S REPRESENTATIONS"), IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, SUBJECT TO SELLER'S REPRESENTATIONS. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS”, SUBJECT TO SELLER'S REPRESENTATIONS. EXCEPT TO THE EXTENT OF SELLER'S REPRESENTATIONS, BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY OFFERING MEMORANDUM DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING.

BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SELLER'S REPRESENTATIONS. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER, SELLER’S AFFILIATED ENTITIES AND EACH OF THE RESPECTIVE MEMBERS, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS OF SELLER AND SELLER’S AFFILIATED ENTITIES (COLLECTIVELY WITH SELLER AND SELLER’S AFFILIATED ENTITIES, “SELLER PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER, SELLER’S AFFILIATED ENTITIES AND SELLER PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, OTHER THAN PURSUANT TO SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

THIS AGREEMENT, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION THE PROVISIONS OF THIS SECTION 6.03 HAS BEEN EXTENSIVELY NEGOTIATED BY SELLER AND BUYER, AND REFLECTS THE MUTUAL AGREEMENT OF SELLER AND BUYER. BUYER REPRESENTS AND WARRANTS THAT BUYER HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOOSING HAVING EXPERIENCE AND KNOWLEDGE IN HANDLING COMMERCIAL REAL ESTATE TRANSACTIONS OF THE NATURE AND CHARACTER AS CONTEMPLATED HEREIN, AND BUYER IS RELYING SOLELY ON THE ADVICE OF ITS LEGAL COUNSEL IN ENTERING INTO THIS AGREEMENT AND COMPLETING THE TRANSACTION CONTEMPLATED HEREIN. THE PARTIES ACKNOWLEDGE THAT THE PARTIES AND THEIR RESPECTIVE LEGAL COUNSEL HAVE REVIEWED AND REVISED THIS AGREEMENT AND THAT THE NORMAL RULE OF CONSTRUCTION TO THE EFFECT THAT ANY AMBIGUITIES ARE TO BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT BE EMPLOYED IN THE INTERPRETATION OF THIS AGREEMENT OR ANY AMENDMENTS OR EXHIBITS HERETO. BUYER FURTHER ACKNOWLEDGES THAT BUYER IS AWARE THAT THE PROVISIONS OF THIS AGREEMENT, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION THE PROVISIONS OF THIS SECTION 6.03, LIMIT, RESTRICT AND MAY FORECLOSE BUYER’S ABILITY TO PURSUE ANY REMEDY OR CAUSE OF ACTION AGAINST SELLER IN CONNECTION WITH THIS TRANSACTION OR ANY MATTER AFFECTING THE PROPERTY, OTHER THAN SELLER'S REPRESENTATIONS.

Notwithstanding the foregoing or any provision hereof to the contrary, the waiver and release set forth in THIS Section 6.03 by Buyer shall not apply to any claim with respect to any fraudulent or PROVEN intentional misrepresentation by Seller.

FURTHER NOTWITHSTANDING ANYTHING IN THE FOREGOING TO THE CONTRARY: (A) BUYER SHALL HAVE THE RIGHT TO DEFEND GOVERNMENT AND THIRD-PARTY CLAIMS BY ALLEGING THAT SELLER (OR SOMEONE ACTING ON SELLER’S BEHALF), NOT BUYER, IS LIABLE FOR SUCH CLAIMS AND BUYER HAS NO OBLIGATION TO INDEMNIFY SELLER FOR GOVERNMENTAL OR THIRD PARTY CLAIMS ASSERTED BEFORE OR AFTER THE CLOSING AS A RESULT OF ANY ACT OR OMISSION TAKEN OR FAILED TO BE TAKEN BY OR ON SELLER’S BEHALF PRIOR TO THE CLOSING; AND (B) THE PROVISIONS SET FORTH IN SECTION 6.03 SHALL NOT APPLY TO THIRD-PARTY TORT CLAIMS RELATING TO THE PROPERTY AND OCCURRING DURING SELLER’S OWNERSHIP OF THE PROPERTY. ADDITIONALLY, SELLER AND BUYER HEREBY ACKNOWLEDGE AND AGREE THAT (I) THE PROVISIONS SET FORTH IN SECTION 6.03 are NOT INTENDED TO BE AND SHALL NOT BE CONSTRUED AS A WAIVER OF SIMILAR CLAIMS AGAINST ANY OF SELLER’S PREDECESSORS-IN-TITLE WITH RESPECT TO THE PROPERTY OR THE PROJECT (“PREDECESSORS”), OR ANY SUCH PREDECESSOR’S OFFICERS, MEMBERS, MANAGERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS OR CONTRACTORS, OR ANY OTHER PERSON ACTING ON BEHALF OF ANY SUCH PREDECESSORS, AND (II) IF ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL ENTITY OR AGENCY, SHALL THREATEN OR FILE ANY CLAIM OR ACTION FOR DAMAGES, CLEAN-UP, OR OTHERWISE, AGAINST BUYER OR ANY OF ITS AFFILIATES WITH RESPECT TO THE PROPERTY OR THE PROJECT WITH RESPECT TO MATTERS OCCURING PRIOR TO CLOSING FOR WHICH SELLER HAS ANY LIABILITY OR RESPONSIBILITY, BUYER SHALL HAVE THE RIGHT TO INTERPLEAD, CROSS CLAIM OR OTHERWISE BRING SELLER INTO SUCH SUIT OR ACTION TO ADDRESS THE CLAIMS OF SUCH THIRD PARTY.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

6.04         Hazardous Materials. Except to the extent of Seller's Representations, and further subject to the final two (2) paragraphs of Section 6.03 above, Buyer waives any rights or claims it may have against Seller or any Seller Affiliates in connection with the presence of, or any loss, cost or damage associated with, Hazardous Materials (as hereinafter defined) in, on, above or beneath any Real Property or emanating therefrom, except as expressly provided in this Agreement. Except to the extent of Seller's Representations, and further subject to the final two (2) paragraphs of Section 6.03 above, if at any time after the applicable Closing, any third party or any governmental agency seeks to hold Buyer responsible for any loss, cost or damage arising from any Hazardous Materials in, on, above or beneath any Real Property or for the violation of any Hazardous Materials Laws (as hereinafter defined), Buyer agrees that it shall not have the right to (a) implead Seller, (b) bring a contribution action or similar action against Seller, or (c) otherwise seek to hold Seller responsible with respect to such preexisting matter. As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to any petroleum product, all hazardous or toxic substances, wastes or substances and any substances or organisms (including any mold or fungi) which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to the health, safety or welfare of the general public or of any occupants of the Improvements or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated by any applicable law or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §9601 et seq.; the Toxic Substance Control Act (“TSCAS”), 15 U.S.C. §2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. §1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. §7401 et seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder (collectively, “Hazardous Materials Laws”). The provisions of this Section shall survive the applicable Closing or any termination of this Agreement.

6.05         No Representation. Seller has provided to Buyer certain information regarding the Real Properties relating to certain periods of time in which Seller owned the Real Properties including, without limitation, certain historical financial information relating to the Real Properties and the items set forth in Section 4 of this Agreement. Except to the extent of Seller's Representations, Seller and Buyer hereby acknowledge that Seller makes no representation or warranty that (i) such material is complete or accurate; or (ii) Buyer will achieve similar financial or other results with respect to the operations of the Real Properties, it being acknowledged by Buyer that Seller’s operation of the Real Properties and allocations of revenues or expenses may be vastly different than Buyer may be able to attain. Buyer acknowledges that it is a sophisticated and experienced Buyer of real estate and further that Buyer has relied upon its own investigation and inquiry with respect to the operation of the Real Properties and releases Seller from any liability with respect to such information.

SECTION 7

INSURANCE

7.01         Maintenance of Insurance. Until each Closing, Seller shall maintain its present insurance on the applicable Real Property, which insurance in respect of fire and casualty shall be covered by a standard all-risk policy in the amounts as currently insured. Subject to the provisions of Section 7.02, the risk of loss in and to the applicable Real Property shall remain vested in Seller until the applicable Closing. Buyer will obtain its own insurance on the Real Properties at each Closing. A list of the insurance that Seller maintains in connection with the ownership, operation and development of the Property is attached hereto as Schedule 7.01 and incorporated herein by reference.

7.02         Casualty or Condemnation. If prior to the applicable Closing, the Improvements or any material portion thereof is damaged or destroyed by fire or casualty, or any material portion of any Real Property is taken by eminent domain by any governmental entity, then Buyer shall have the option, exercisable by written notice given to Seller on or prior to either (i) the date that is ten (10) days after Buyer’s receipt of notice of such damage, destruction or taking (which notice shall be accompanied by an estimate of repair and replacement costs or the amount of any condemnation award), or (ii) the originally scheduled Closing Date (provided, that if the Closing Date is less than five (5) business days from the date that Buyer is notified of such casualty or condemnation, then the Closing Date shall be extended for a period of five (5) business days to allow the Buyer the time to exercise its rights under this Section 7.02), whichever is sooner, to terminate this Agreement in its entirety, in which event the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement, except as expressly provided herein. If Buyer does not elect to so terminate this Agreement or if such damage, destruction, taking or threatened taking is not material, Buyer shall proceed with the purchase of the Real Properties without reduction or offset of the Purchase Price, and in such case, except to the extent Seller shall have previously restored or made payments in connection with the restoration the affected Real Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer all amounts received or due from, and all claims against, any insurance company or governmental entity as a result of such destruction or taking including without limitation all claims and awards for lost revenues for any period from and after the applicable Closing, and Buyer shall be entitled to a credit against the Allocated Purchase Price for such affected Real Property equal to the deductible amount, if applicable, under Seller’s insurance policy. For purposes of this Section 7.02, “material portion” shall mean, with respect to any individual Real Property (i) in the case of damage or destruction by fire or casualty, a portion of such Real Property having a replacement cost equal to or in excess of three percent (3%) of the Allocated Purchase Price; or (ii) in the case of a taking, a portion of the Property for which the condemnation award is equal to or in excess of three percent (3%) of the Allocated Purchase Price for such Real Property.

SECTION 8

SELLER’S OBLIGATIONS PRIOR TO CLOSING

Seller covenants the following between the Effective Date and the applicable Closing:

8.01         Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Real Properties, including leasing of the Real Properties, substantially in the same manner as it did before the Effective Date. Notwithstanding anything to the contrary contained herein, Seller shall not be entitled to apply a Security Deposit due to a default by a tenant which either (y) has been in existence for more than ninety (90) days prior to the Effective Date or (z) is less than thirty (30) days old.

Seller shall use reasonable efforts to negotiate new leases for unrented apartment units in the Improvements and/or Lease renewals for rented apartment units in the Improvements and shall maintain an advertising and marketing program for apartment units in the Improvements consistent with Seller’s past practices at the Property. Except for amendments or Leases entered into pursuant to renewal notices mailed prior to the execution of this Agreement, unless Buyer agrees otherwise in writing, any new leases or renewals of existing Leases for such apartment units entered into by Seller after the Effective Date until the Closing or earlier termination of this Agreement shall be on Seller’s standard apartment lease form for the Property, and shall be for terms of no less than six (6) months and no more than thirteen (13) months. In all cases, Seller shall retain the discretion to set rent rates, concessions, to the extent such concessions consist of one month of free rent or less, and which concession is "taken" up front and applied towards the first month's rent and not amortized over the term of the lease (anything greater requiring Buyer's prior written consent), and other terms of occupancy, provided Seller shall only enter into new leases or renewals in the ordinary course of business taking into account Seller’s then-current good faith evaluation of market conditions and further provided, however, Seller shall not lease units for amounts less than the amounts shown on Schedule 8.01 to this Agreement.

From and after the Closing Date on the Phase I Real Property, Buyer shall have the right, but not the obligation to replace the leasing and marketing teams of Seller's property manager with leasing and marketing teams with a third-party leasing and management company reasonably acceptable to Seller (the “New Leasing/Management Company”). Seller acknowledges that the following third party management companies shall constitute acceptable replacement teams for purposes of this Section 8.01: Bell Partners, Hawthorne Living and Greystar. In such instance, Buyer shall assume exclusive responsibilities for leasing and marketing the Property (provided, however, Seller shall continue to operate, develop and maintain the Property in all other respects pursuant to this Agreement) and shall indemnify, defend and hold Seller harmless from any claims, liabilities, damages, losses, judgments, awards, settlements, costs and expenses including but not limited to reasonable and actual attorney’s fees and court costs (collectively, “Claims”) to the extent arising from or related to the action or inaction of the New Leasing/Management Company; provided, however, the foregoing indemnity shall not apply to the extent any such Claims are caused by the negligence or willful and wrongful misconduct of Seller. Buyer shall ensure that the New Leasing/Management Company uses commercially reasonable efforts to negotiate new leases for unrented apartment units in the Phase II Real Property and shall maintain an advertising and marketing program for apartment units in the Phase II Real Property comparable to Seller’s past practices at the Property. Unless Seller agrees otherwise in writing, any new leases for apartment units within the Phase II Real Property after the Effective Date until the Phase II Closing or earlier termination of this Agreement shall be on a standard apartment lease form for the Property that is comparable to Seller’s current lease form, and shall be for terms of no less than six (6) months and no more than thirteen (13) months. In all cases, Buyer shall retain the discretion to set rent rates, concessions, to the extent such concessions consist of one month of free rent or less , and which concession is "taken" up front and applied towards the first month's rent and not amortized over the term of the lease (anything greater requiring Seller’s prior written consent), and other terms of occupancy, provided Buyer shall only enter into new leases in the ordinary course of business taking into account Buyer’s then-current good faith evaluation of market conditions and further provided, however, Buyer shall not lease units for amounts less than the amounts shown on Schedule 8.01 to this Agreement.

8.02         Continuation/Termination of Service Contracts. Seller shall not modify or amend any Service Contract or enter into any new service contract for any Real Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, unless such contract is terminable without penalty by the then owner of the applicable Real Property upon not more than thirty (30) days’ notice and with no termination fee (or unless Seller pays any such termination fee), in which event no prior consent of Buyer shall be required. Prior to the expiration of the Inspection Period, Buyer shall deliver notice to Seller of which Service Contracts Buyer elects to cause Seller to terminate. Seller will provide a notice of termination for all Service Contracts that Buyer elects to cause Seller to terminate, provided that such Service Contracts can be terminated in accordance with their terms without the payment of a termination fee or penalty by Seller, unless Buyer agrees to pay any and all fees or penalties in connection with such termination (the “Terminable Service Contracts”). Buyer shall assume at the applicable Closing (i) the Terminable Service Contracts until such time as the termination of such Terminable Service Contracts by Seller shall become effective (provided, however, Seller shall be responsible in such instances to pay any costs associated with such period following Closing), (ii) all Service Contracts that cannot be terminated in accordance with their terms unless Buyer elects to cause Seller to terminate the same and Buyer pays any and all fees or penalties in connection with such termination, and (iii) all Service Contracts that Buyer has not notified Seller on or prior to the expiration of the Inspection Period to terminate. In any event, Seller will terminate, at no cost to Buyer, all management agreements and all contracts described on Schedule E attached hereto as “National and Regional Contracts.”

8.03         Replacement of Personal Property. No material personal property included as part of the Property shall be removed from the Property unless the same is replaced with substantially similar items of substantially similar quality prior to the applicable Closing.

8.04         Tax Procedure. After the expiration of the Inspection Period, Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer. Real estate tax refunds and credits received after the Closing which are attributable (a) to any fiscal period prior to the fiscal tax year during which the Closing occurs shall be paid to Seller, and (b) to the fiscal year during which the Closing occurs shall be apportioned between Seller and Buyer, after deducting the expenses of collection thereof, based upon the relative time periods each owns the Property, which obligation shall survive the applicable Closing.

8.05         Access. Subject to the provisions of Section 6.01, Seller shall allow Buyer or Buyer’s representatives access to the Real Properties during the pendency of this Agreement, the Leases and other documents required to be delivered under this Agreement, provided Buyer agrees that the original Leases and all other original documents shall remain on-site at the Property.

8.06         Rent Rolls. Seller shall deliver to Buyer updated Rent Rolls in anticipation of the applicable Closing for purposes of calculating the prorations and adjustments pursuant to Section 11 below.

8.07         Rent Ready Units. Between the Effective Date and Closing, Seller will cause vacant rental units at the applicable Real Property (each a “Vacant Unit” and collectively the “Vacant Units”) to be “made ready” for reletting and occupancy in accordance with Seller’s current standards and timetable for turning units over. Seller has no obligation to have all of the Vacant Units “made ready” as of the applicable Closing Date, but only those Vacant Units that would have been “made ready” in the ordinary course of business. If any Vacant Unit has been vacant for more than ten (10) days prior to the Closing Date and such Vacant Unit is not in move-in condition as of the Closing Date (based upon the condition of other apartments leased at the Property prior to the Closing Date), then Buyer shall receive a credit at Closing in an amount equal to Five Hundred and No/100 Dollars ($500.00) for each such Vacant Unit.

8.08         No Adverse Changes. Except as otherwise set forth in this Agreement, including without limitation Section 1.06, Seller will not cause or permit any grading, excavation or material construction upon the Property or any material addition, alteration or removal of any improvements, fixtures or equipment forming a part of the Property. Seller may, however, make repairs to or upon the Property as appropriate in connection with the operation of the Property. Seller will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property to use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other governmental requirements. Seller will not impose any restrictive covenants, liens or encumbrances on the Property or execute or file any subdivision plat affecting the Property nor permit such imposition, execution or filings by any other party which will not be removed at the applicable Closing.

8.09         No Marketing. Seller on behalf of itself, its agents, contractors and representatives agrees that during the term hereof, it will not enter into any written agreement or letter of intent to sell the Property to any party other than Buyer.

8.10         Notice of Adverse Action. Seller will advise Buyer promptly of any written notice or proceeding contemplated by Sections 5.01 (d) and (f) herein.

SECTION 9

SELLER’S CLOSING OBLIGATIONS

9.01         Closing, Deliveries and Obligations. At each Closing, Seller shall deliver the following to the Escrow Agent (or made available at the Property as noted below):

(a)          Deed. A special warranty deed for each Real Property in the applicable form attached hereto as Exhibit A (each a “Deed” and collectively the “Deeds”), duly executed and acknowledged by the applicable Seller, which conveys the applicable Real Property to Buyer, subject only to Permitted Exceptions applicable to such Real Property. To the extent the legal description contained in the Deed differs from the legal description contained in the New Survey, Seller shall also deliver a quitclaim deed, duly executed and acknowledged by Seller, which conveys the legal description contained in the New Survey.

(b)          Bill of Sale. A bill of sale for each Real Property in the form attached hereto as Exhibit B, as executed by the applicable Seller.

(c)          General Assignment. A general assignment for each Real Property in the form attached as Exhibit C (the “Assignments”), as executed by the applicable Seller.

(d)          Title Affidavits. Such affidavits as the Title Insurer may reasonably require in order to omit from its title insurance policies all exceptions, other than Permitted Exceptions, for (i) parties in possession other than under the rights to possession granted under the applicable Leases; and (ii) mechanics’ liens, including an affidavit substantially similar to the form attached as Schedule 9.01(d) attached hereto and incorporated herein by reference.

(e)          Notices of Sales. Letters in the form attached as Exhibit D, executed by the applicable Seller, advising the tenants under the Leases of the sale of the applicable Real Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

(f)          Non-Foreign Affidavit. A certification with respect to compliance by the applicable Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended, in the form attached as Exhibit E.

(g)          Management Agreement Termination. A termination of the existing management agreement for each Real Property, executed by the applicable Seller and property manager, in the form attached as Exhibit F.

(h)          Information for 1099-S Report Filing. The Information for Real Estate 1099-S Filing as Required by the Internal Revenue Service, in the form attached hereto as Exhibit G.

(i)          Transfer Tax Declaration. Any transfer tax declarations, if any, required to be filed in connection with the recording of the Deeds.

(j)          State Law Disclosures. Such disclosures and/or certifications as may be required by applicable state and local law in connection with the conveyance of any Real Property.

(k)          Property Documents. At each Closing, Seller shall provide Buyer with the originals of all available documents, copies of which were provided to Buyer pursuant to Section 4 hereof and shall also provide Buyer with all keys to the Property, together with all related IDs, access codes, and passwords, alarm codes, and all telephone numbers and listings employed in connection with the Real Property or the operations thereon, all to the extent owned and in the possession of Seller or Seller’s property manager. To the extent in the possession of the applicable Seller or the applicable Seller’s property manager (and in all cases to be made available at the Property): (i) originals (or copies to the extent originals are not available) of all Leases and Service Contracts, and related documents; and (ii) originals (or copies to the extent originals are not available) of all certificates of occupancy, warranties, guaranties, governmental permits, approvals and licenses issued for or with respect to the Property.

(l)          Settlement Statement. A settlement statement for the transaction relating to each Real Property setting forth adjustments, prorations and expenses provided for herein (each a Settlement Statement and collectively, the “Settlement Statements”), executed by the applicable Seller.

(m)          Certification. A written certification by Seller updating all representations and warranties of Seller set forth in Section 5.01 hereof (the “Seller’s Representation Certificate”).

(n)          Assignment of Phase I Construction Contracts. At only the Closing for the Phase I Real Property, an assignment of all of Seller’s rights, interests and remedies in and to (i) that certain AIA Document A102-2007 between Seller, as Owner, and Carocon Corporation as Contractor dated as of October 1, 2012, together with that certain AIA Document A201-2007, General Conditions of the Contract for Construction which is a part thereof (collectively the “Phase I GMAX”), and (ii) that certain agreement dated December 22, 2011, between Seller, as Owner, and LandDesign, Inc., respecting the provision of professional engineering services in connection with the construction of the Improvements at the Property (the “Phase I Engineer’s Contract”); and (iii) that certain Standard Form of Agreement for Architectural Services, dated January 10, 2012, between Seller, as Owner, and Narmour Wright, as Architect (the “Phase I Architect’s Contract”).  The GMAX, the Engineer’s Contract and the Architect’s Contract are hereinafter referred to as the “Phase I Construction Contracts”).

(o)          Assignment of Phase II Construction Contracts. At only the Closing for the Phase II Real Property, an assignment of all of Seller’s rights, interests and remedies in and to (i) that certain AIA Document A102-2007 between Seller, as Owner, and Carocon Corporation as Contractor dated as of August 25, 2014, together with that certain AIA Document A201-2007, General Conditions of the Contract for Construction which is a part thereof (collectively the “Phase II GMAX”), and (ii) that certain agreement dated January 20, 2014, between Seller, as Owner, and LandDesign, Inc., respecting the provision of professional engineering services in connection with the construction of the Improvements at the Property (the “Phase II Engineer’s Contract”); and (iii) that certain Proposal of Architectural Services, dated February 25, 2014, between Seller, as Owner, and Narmour Wright, as Architect (the “Phase II Architect’s Contract”).  The GMAX, the Engineer’s Contract and the Architect’s Contract are hereinafter referred to as the “Phase II Construction Contracts”, and, together with the Phase I Construction Contracts, collectively referred to herein as the “Construction Contracts”).

(p)          Other Documents. Any other documents reasonably required by the Escrow Agent to be delivered by Seller in order to consummate the transaction expressly contemplated by this Agreement.

9.02         Seller’s Expenses. At each Closing, Seller shall pay with respect to the applicable Real Property (i) its own counsel fees; (ii) one-half of any escrow fees; (iii) any transfer tax, documentary stamp tax or excise tax due in connection with the conveyance of the Property; (iv) all costs and expenses incurred in connection with the transfer of any transferrable permits, warranties or licenses in connection with the ownership or operation of the Property and (v) those fees, costs and expenses customarily charged at closing to a seller in accordance with the custom of the State of North Carolina.

9.03         Amounts Due Under Construction Contracts. Seller shall cause all amounts due in connection with the Phase I Construction Contracts to be paid in full on or prior to the Closing for the Phase I Real Property, and shall provide final lien waivers, in recordable form, from any and all vendors and contractors who are parties to the Phase I Construction Contracts at the Closing for the Phase I Real Property and who have performed work on, or provided materials with respect to, the Phase I Real

Property within the one hundred and twenty (120) day period immediately preceding the Closing for the Phase I Real Property. Except for any retainage that is held back by Seller pursuant to the terms of the Phase II Construction Contracts, Seller shall cause all amounts due in connection with the Phase II Construction Contracts for the Phase II Real Property to be paid in full on or prior to the Closing for the Phase II Real Property, and shall provide conditional lien waivers (which are contingent solely upon payment of the retainage owned after the items set forth on the Punch List have been completed), in recordable form, from all vendors and contractors who are parties to the Phase II Construction Contracts at the Closing for the Phase II Real Property. The terms of this Section 9.03 shall survive each Closing.

SECTION 10

BUYER’S CLOSING OBLIGATIONS

At each Closing, Buyer shall:

10.01         Payment of Purchase Price. Deliver to the Escrow Agent the Allocated Purchase Price, as adjusted pursuant to the express provisions this Agreement (including, without limitation, the apportionments under Sections 2.03 and 11).

10.02         Assignments. Deliver to the Escrow Agent the Assignments, as executed by Buyer.

10.03         Transfer Tax Declaration. Any transfer tax declarations, if any, required to be filed in connection with the recording of the Deeds.

10.04         State Law Disclosures. Such disclosures and/or certifications as may be required by applicable state and local law in connection with the conveyance of any Real Property.

10.05         Settlement Statement.         Deliver to the Escrow Agent the Settlement Statements, executed by Buyer.

10.06         Reciprocal Easement Agreement. Deliver to Seller, for the benefit of the Phase II Property, an easement granting full and unrestricted access, ingress, egress and regress in, over and to all driveways, parking areas/garages, walkways, alleyways, hallways, common areas, landscaped areas, and amenities constructed or to be constructed upon the Phase I Real Property as well as for the construction and finalization of the Improvements on the Phase II Real Property (the “Reciprocal Easement Agreement”). The Reciprocal Easement Agreement shall automatically terminate upon Buyer’s acquisition of the Phase II Real Property. The form of the Reciprocal Easement Agreement is attached hereto as Exhibit H.

10.07         Other Documents. Deliver such other documents or instruments as shall reasonably be required by Escrow Agent to consummate the transaction contemplated herein.

10.08         Buyer’s Expenses. Buyer shall pay with respect to the applicable Real Property (i) its own counsel fees; (ii) one-half of any escrow fees; (iii) the cost of any New Survey; (iv) the base premium for the Title Policy, together with the cost of any additional premiums charged by the Title Insurer for the Title Policy, including, without limitation, the cost of any extended coverage and the cost of any endorsements to the Title Policy requested by Buyer; (v) all costs and expenses associated with Buyer’s financing, if any (provided such financing shall not be a condition to Closing), including, without limitation, all cost for the lender’s title insurance policy and any mortgage tax; (vi) intentionally omitted; (vii) all costs and expenses with respect to termination of Service Contracts which Buyer elects to terminate pursuant to Section 8.02 above; (viii) intentionally omitted; (ix) any recording fees associated with recordation of the Deeds; and (x) those fees, costs and expenses customarily charged at closing to a buyer in accordance with the custom of the State of North Carolina.

SECTION 11

APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

Seller and Buyer shall cooperate to produce, prior to the applicable Closing Date, a schedule of prorations for each Real Property effective as of the applicable Closing Date as complete and accurate as reasonably possible. Notwithstanding any terms herein to the contrary, for purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire applicable Closing Date and thereafter, and Seller shall be entitled to the income and responsible for the expenses for the period prior to the applicable Closing Date.

The following apportionments shall be made between the parties at each Closing as of the close of the business day prior to the applicable Closing:

(a)          Buyer shall receive from Seller a credit for any rent and other income under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from any tenant under Leases, first to Seller for any portion of such tenant’s monthly rental that applies to the month of Closing, then to Buyer for the remainder of tenant’s monthly rental that applies to the month of Closing, and last to arrearages in the reverse order in which they were due (i.e. for avoidance of doubt, arrearages first coming due after Closing shall be paid first), remitting promptly to Seller any balance properly allocable to Seller’s period of ownership. Buyer shall bill and use commercially reasonable efforts to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Seller shall be entitled to pursue rents and other income under Leases from prior tenants of the Property (i.e. to the extent no longer in possession under Leases) properly payable to Seller, which pursuit may include, but shall not be limited to, filing a law suit against such tenant, so long as such lawsuit does not seek a termination of the Lease or eviction of the tenant; provided, however, in no event shall Seller be entitled to pursue rents from current tenants of the Property. Any rent or other income received by Seller after Closing which are owed to Buyer shall be remitted to Buyer promptly after receipt for allocation and disbursement as provided herein;

(b)          Refundable security deposits and other refundable deposits: it is the intent of the parties that all refundable security deposits and other refundable deposits made by current residents shown on the Rent Roll shall be transferred by Seller to Buyer at Closing. On the Closing Date, Buyer shall in writing acknowledge receipt of and expressly assume all Seller’s financial and custodial obligations with respect to all such security deposits, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations with regard to current residents, and that Buyer will assume all such obligations and be directly accountable to the residents of each Real Property with respect to all such security deposits to the extent assigned;

(c)          There shall be no adjustment for wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed by Seller at the Property; it being the intent of the parties that simultaneously with the Closing, Seller shall terminate any existing management agreement and Buyer shall have no liability or obligation with respect to any employee of Seller or its management company prior to Closing (other than locator fees, leasing or brokerage commissions payable by Buyer pursuant to subparagraph (g) below);

(d)          Real estate taxes, personal property taxes, and assessments, if any, on the basis of the most recent billing period, as reflected on the actual invoices/bills issued by the appropriate taxing authority;

(e)          Water, sewer, electric, telephone and all other utility and fuel charges (to the extent possible, prorations will be handled by meter readings on (or as near as possible to) the Closing Date, subject to adjustment after Closing on a per diem basis, when the next reading is available). Any current deposits with utility companies shall remain the property of Seller and shall not be assigned or credited at Closing;

(f)          Seller shall receive a credit for prepayments paid by Seller under assigned Service Contracts and Buyer shall receive a credit for any initial lump sum rental or bonus payments made by tenants or suppliers prorated over the term of the applicable agreement for such occupancy or services for that portion thereof occurring on and after the Closing Date;

(g)          Buyer shall be responsible for all locator fee, leasing or brokerage commissions for tenants who have executed a lease prior to the Closing Date but do not move in and commence paying rent until after the Closing Date and Seller shall be responsible for all locator fee, leasing or brokerage commissions for tenants who have executed a lease prior to the Closing Date and who move in prior to the Closing Date;

(h)          The cost of the Phase II As-Built Survey shall be shared equally by Buyer and Seller; and

(i)          All other income and expenses with respect to the Property.

If the Closing shall occur before the applicable tax bill is available (or before a new tax rate or new assessed valuation is fixed) for the fiscal period in which Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the current tax rate and assessed valuation, as applicable. Promptly after the tax bill for the fiscal period in which Closing occurs is available (or the new tax rate or new assessed valuation is fixed), the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation shall be promptly corrected. The obligations set forth in this paragraph shall survive until ninety (90) days after the tax bill for such taxes which were prorated on the basis of an estimate are received by Buyer.

If any operating expenses or other prorations (other than taxes and utility bill back pursuant to Section 11(e) above) cannot conclusively be determined as of the Closing Date, then the same shall be adjusted at Closing based upon the most recently issued invoices/bills as of the Closing Date and shall be re-adjusted within ninety (90) days after the Closing occurs. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected. The obligations set forth in this paragraph shall survive the Closing for a period of ninety (90) days.

SECTION 12

FAILURE TO PERFORM

12.01         Buyer’s Election. If Seller is unable to satisfy all of Seller’s obligations as set forth in this Agreement in all material respects, Buyer shall have the right to elect, in its sole discretion, at the applicable Closing, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such title for such price.

12.02         Seller’s Default. If at the applicable Closing, Seller is unable to satisfy all of Seller’s obligations as set forth in this Agreement in all material respects and Buyer does not elect to take title as provided in Section 12.01, Seller shall be in default hereunder and Buyer may elect, as Buyer’s sole and exclusive remedy, to either: (i) waive such default and proceed with the Closing without reduction of the Purchase Price; (ii) terminate this Agreement and the Deposit shall be forthwith returned to Buyer, whereupon Seller shall reimburse Buyer for Buyer's actual and documented third party out of pocket costs and expenses incurred in connection with this Agreement not to exceed the sum of $25,000.00, and, to the extent Buyer has paid any rate lock or loan commitment fee that is forfeited because the transaction contemplated hereunder failed to close due to Seller's default, the amount of any such rate lock or loan commitment fee so forfeited not to exceed the sum of $400,000.00, whereupon neither party shall have further rights or obligations pursuant to this Agreement, except as expressly provided herein; or (iii) compel specific performance by Seller hereunder, in which event the Deposit shall be delivered to Seller at Closing and credited against the Purchase Price, provided, however, that Buyer shall only be entitled to such remedy if (A) any such suit for specific performance is filed within ninety (90) days after the then scheduled Closing Date, and (B) Buyer is not in default under this Agreement. Notwithstanding any of the foregoing to the contrary, if Buyer is unsuccessful in compelling specific performance and Seller is determined by a court of competent jurisdiction to have been in default of this Agreement, then Buyer may seek enforcement of any and all other remedies available to it under applicable law for such default. For purposes of this Section 12.02, Seller shall be deemed to have satisfied its obligations in all material respects so long as: (i) Buyer’s lender is not prevented from issuing its loan for Buyer’s financing of the Property, and/or (ii) would cost to cure any failure by Seller to comply with its obligations hereunder does not exceed $30,000.00, as determined by Escrow Agent; provided, however, that Seller shall credit Buyer at Closing the actual cost to cure any failure by Seller to comply with its obligation hereunder that does not exceed $30,000.00.

12.03         Buyer’s Default. If Buyer is unable to satisfy all of Buyer’s obligations as set forth in this Agreement in all material respects, Buyer shall be in default hereunder and Seller shall, as its sole and exclusive remedy, declare this Agreement to be terminated, whereupon Seller shall be entitled to immediately receive all of the Deposit as liquidated damages hereunder (and not as a penalty), it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof, Seller hereby expressly waiving and relinquishing any and all other remedies at law or in equity. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise provided herein. Notwithstanding the foregoing, nothing herein shall be deemed to limit Buyer’s liability to Seller for the full amount of any damages arising out of or in connection with Buyer’s indemnification obligations hereunder or for attorneys’ fees and costs as provided in Section 16.16 below.

Notwithstanding anything to the contrary contained in this Section 12.03, if Buyer has not filed suit for specific performance within the time period provided above and records a lis pendens or otherwise enjoins or restricts Seller’s ability to sell and transfer the Property (a “Buyer’s Action”), Seller shall not be restricted by the provisions of this Section 12.03 from bringing an action against Buyer seeking expungement or relief from any filed lis pendens, injunction or other restraint, and/or recovering fees, costs and expenses (including attorneys’ fees) which Seller may suffer or incur as a result of any Buyer’s action but only to the extent that Seller is the prevailing party; and the amount of any such fees, costs and expenses awarded to Seller shall be in addition to the liquidated damages set forth herein.

12.04         Cure. If either Buyer or Seller fails to perform any of their respective obligations under this Agreement (excluding the closing obligations under Sections 9 and 10 hereof), the non-defaulting party shall give written notice to the defaulting party specifying such default and, except as to defaults which occur as of the applicable Closing, the defaulting party shall not be in default under this Agreement unless the defaulting party fails to cure such default within five (5) business days after the delivery by the non-defaulting party of said written notice; provided, however, in no event shall the aforementioned cure period extend the Closing Date beyond the date which is two (2) business days prior to the expiration of the Loan Deadline. Notwithstanding anything in the foregoing sentence to the contrary, if either party is in default of their respective closing obligations under Sections 9 and 10 hereof, the non-defaulting party shall not be required to deliver notice and the defaulting party shall not be entitled to a cure period with respect to a default of any closing obligation under said Sections.

SECTION 13

BROKERAGE FEES

Seller and Buyer mutually represent and warrant that Dean Smith of ARA Real Estate Investment Services (“Broker”) is the only broker with whom they have dealt in connection with this purchase and sale and that neither Seller nor Buyer knows of other any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. The commission of the Broker shall be paid by Seller pursuant to a separate agreement, and to the extent of Closing, Seller shall be obligated to pay such commission in accordance with such separate agreement. In any event, Buyer shall have no obligation to pay a brokerage commission to Broker. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys’ fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. Buyer acknowledges and agrees that Broker is not authorized by Seller to make, and Broker has not at any time made, any representation or warranty of any kind or character, express or implied, with respect to Seller or the Property. The representations and obligations under this Section shall survive the applicable Closing or, if the Closing does not occur, the termination of this Agreement.

SECTION 14

NOTICES

14.01         Effective Notices. All notices and/or notifications under this Agreement shall be in writing and shall be either: (i) delivered personally (delivery to be deemed when so delivered); (ii) sent by Federal Express or other comparable overnight delivery courier (delivery is deemed to be one (1) business day after deposit with such overnight courier); or (iii) sent by email (delivery to be deemed when so sent), to Seller at 2448 Park Road, Charlotte, NC 28203, Attn: George Warren, Telephone No: 704.602.2061,email: gwarren@marshproperties.com, and to Buyer at 712 Fifth Avenue, 9th Floor, New York, NY 10019, Attn: James G. Babb, Telephone No: 212.843.1601, email: jbabb@bluerockre.com, and Mike Konig, Telephone No: 908.415.8869, email: mkonig@bluerockre.com. Notices delivered personally or by email shall be deemed effective when so delivered. Copies of all such notices to Buyer shall be sent to Eric L. Wilensky, Nelson Mullins Riley & Scanborough, LLP, 201 17th Street NW, Suite 1700, Atlanta, GA 30363, Telephone No.: 404.322.6469, email: eric.wilensky@nelsonmullins.com, and copies of all such notices to Seller shall be sent to John R. Buben, Jr., Johnston Allison & Hord, P.A., 1065 E. Morehead Street, Charlotte, NC 28204, Telephone No.: 704.998.2227, email: jbuben@jahlaw.com. Any notice required or permitted by this Agreement may be given by counsel for the party giving notice in a form provided herein.

SECTION 15

LIMITATIONS ON SURVIVAL

15.01         Survival. Except as otherwise expressly set forth in this Agreement, no representations, warranties, covenants, indemnities or other obligation of Seller set forth in this Agreement shall survive the applicable Closing, and no action based thereon shall be commenced after Closing. The representations, warranties, covenants, indemnities and other obligations of Seller which are expressly provided to survive applicable Closing shall survive until six (6) months after the Closing (unless otherwise expressly set forth herein), and no action based thereon may be commenced more than six (6) months after the Closing. If Buyer does not institute a lawsuit therefore in a court of competent jurisdiction within six (6) months after the applicable Closing, Buyer shall be deemed to have waived all of its rights to claim and sue for any breach by Seller of any of its representations, warranties, covenants, indemnities or other obligations of Seller pursuant to this Agreement. Seller shall have no liability to Buyer after the applicable Closing for any matter disclosed by Seller or learned by Buyer prior to said Closing. For avoidance of doubt, the phrase "shall survive Closing" or other similar phrases shall be deemed to mean the Closing of the Phase I Real Property with respect to the representations, warranties, covenants, indemnities or other obligations pertaining solely to the Phase I Real Property, and, to the extent it occurs, the Closing of the Phase II Real Property with respect to the representations, warranties, covenants, indemnities or other obligations pertaining solely to the Phase II Real Property.

15.02         Merger. The delivery of the Deeds by Seller, and the acceptance and recording thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of the Deeds, except as provided in Section 15.01 and except for such other obligations of Seller which are expressly provided herein to survive the applicable Closing.

SECTION 16

MISCELLANEOUS PROVISIONS

16.01         Assignment. Buyer shall be entitled to assign, in whole or in part, this Agreement and its rights hereunder to one or more corporations, general partnerships, limited partnerships, limited liability companies or other lawful entities entitled to do business in the state in which the Real Properties are located provided such entity or entities, shall be controlled by, controlling or under common control with Buyer (each, an “Assignee”); provided, however, that any such assignment shall not relieve the original Buyer from all covenants, obligations and liabilities under this Agreement. In the event of either a complete or partial assignment of this Agreement to an Assignee: (a) Buyer shall notify Seller promptly, and in no event less than five (5) business days prior to the applicable Closing Date of the assignment of the Real Property or Real Properties subject to the assignment, (b) Buyer and such Assignee shall be jointly and severally liable under this Agreement from and after such assignment, (c) Assignee shall assume all obligations of Buyer under this Agreement with regard to the applicable Real Property or Real Properties, and (d) from and after any such assignment the term “Buyer” shall be deemed to mean the Assignee under any such assignment.

16.02         Limitation of Liability. No shareholders, partners or members of either party, nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and each party hereby waives for itself and anyone who may claim by, through or under such party any and all rights to sue or recover on account of any such alleged personal liability.

Notwithstanding anything set forth in this Agreement to the contrary, Buyer agrees that Seller shall have no liability to Buyer for any breach of Seller’s covenants, agreements, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00), in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence. Further, Buyer agrees that any recovery against Seller for any breach of Seller’s covenants, agreements, representations and warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited to Buyer’s actual damages not in excess of two percent (2%) of the Purchase Price in the aggregate and that in no event shall Buyer be entitled to seek or obtain, and Buyer hereby waives any right to pursue a claim for, any other damages of any kind, including, without limitation, consequential, indirect or punitive damages. Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof. Buyer shall have no recourse against any other property or assets of Seller, any assets of any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller, Marsh Realty Company, and Marsh Properties, LLC (collectively, “Seller Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. Except as otherwise expressly set forth in this Section 16.02, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Buyer’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise. Buyer shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof. Notwithstanding the foregoing, from and after the Closing of the Phase II Real Property, Seller agrees to maintain liquid assets in an amount not less than One Hundred Thousand and No/100 Dollars ($100,000.00) for the Phase II Real Property for a period of time equal to the survival period for the Closing of the Phase II Real Property set forth in Section 5.03 of this Agreement. The provisions of this Section 16.02 shall survive the applicable Closing or any termination or purported termination of this Agreement.

Subject to the limitations on liability set forth in this Agreement, including, without limitation, the provisions of Section 15.01 above and this Section 16.02, Seller shall indemnify and hold harmless and defend Buyer from and against any and all demands, obligations, assessments, losses, costs, claims, liabilities, judgments, and damages (including, without limitation, reasonable attorneys’ and accountants’ fees and any costs reasonably incurred in investigating, preparing or defending against or prosecuting any litigation or claim), relating or attributable to a breach of any of the representations, warranties, covenants and/or indemnifications of Seller set forth in this Agreement.

16.03         Independent Responsibility/No Alter Ego.  The parties hereby agree that the obligations of the Parties under this Agreement are separate and distinct, and that no party's affiliate (of any type or nature) or other third party is responsible in any manner whatsoever for the debts, liabilities or obligations of any party hereto.  As such, the parties agree that no party's affiliate (of any type or nature) or other third party is an alter-ego of any other party (or any affiliate thereof) or in any manner is or shall be vicariously, derivatively or otherwise liable for the debts, liabilities or obligations of any party or any affiliate thereof (collectively, “Derivative Claims”).  The parties further agree that, as a material part of and material inducement for the transactions contemplated by this Agreement, they will not assert any Derivative Claims in any dispute, claim or controversy relating to or arising out of this Agreement.  The provisions of this Section 16.03 shall survive the closing or consummation of the transactions contemplated by this Agreement or any termination or purported termination of this Agreement.

16.04         Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

16.05         Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the state of North Carolina. Each party hereby irrevocably and unconditionally (a) agrees that any action, suit or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby, whether based in contract, tort or any other legal theory, shall be brought exclusively in the state or federal courts located in Charlotte, North Carolina (and in the appropriate appellate courts therefrom); (b) consents and submits to the personal jurisdiction of such courts in any such action, suit or proceeding; (c) waives, to the fullest extent permitted by law, any claim, defense or objection to the venue of such courts (whether on the basis of forum non conveniens or otherwise); (d) agrees that it will not attempt the removal of any such action, suit or proceeding to any other court, whether state or federal courts of the United States or the courts of any other country; and (e) consents to service of process on such party in the manner provided in Section 14 above.

16.06         Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

16.07         Bind and Inure. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

16.08         Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer. The delivery by Buyer to Seller of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to Buyer of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by Buyer by written notice given at any time prior to such acceptance and satisfaction.

16.09         Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

16.10         Schedules, Exhibits and Addenda. If the provisions of any schedule, exhibit or addendum to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or exhibit shall prevail. The schedules, exhibits and addenda attached are incorporated herein as integral parts of this Agreement.

16.11         Confidentiality/Filings/Press Releases. Prior to the applicable Closing, both Seller and Buyer agree to keep the terms of this Agreement confidential, and not to disclose its contents to anyone except (a) their respective lenders, investors, partners, legal counsel, accountants, and other representatives that are involved with the consummation of this transaction; or (b) as may be required by applicable law, except that either party may make such public announcement regarding the transaction contemplated by this Agreement as may, in such party’s reasonable judgment, be required by, or appropriate under, applicable law, including, without limitation, disclosures required to be made to the Securities and Exchange Commission or the NYSE MKT and any press releases issued in connection with such Securities and Exchange Commission or NYSE MKT filings. Neither Buyer nor Seller shall at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior approval of the other party, such approval not to be unreasonably withheld. In addition, subject to the foregoing exceptions, Buyer covenants and agrees that it shall maintain confidential, and not communicate or make any public announcement or disclosure of, any materials, documentation or information relating to Buyer’s due diligence investigations of the Property to any third parties, before or after the Closing. Notwithstanding anything contained herein to the contrary, in the event Buyer is required by law to disclose any confidential documents or information, prior to disclosing same, Buyer shall notify Seller in writing of such required disclosure, shall exercise all commercially reasonable efforts, at Seller's expense, to preserve the confidentiality of the confidential documents or information, as the case may be, including, without limitation, reasonably cooperating with Seller to obtain an appropriate court order or other reliable assurance that confidential treatment will be accorded such confidential documents or information, as the case may be, by such tribunal or authority and shall disclose only that portion of the confidential documents or information which it is legally required to disclose. If this Agreement is terminated such confidentiality shall be maintained, and Buyer and the Buyer Parties will destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or the Buyer Parties in connection with this Agreement that are subject to such confidence, with any such destruction confirmed by Buyer. Buyer covenants that it shall inform each of the Buyer Parties of the confidential nature of the information supplied by Seller or Broker to Buyer and/or the Buyer Parties. Buyer shall use reasonable efforts to cause each of the Buyer Parties to comply with the restrictions contained in this Agreement. Notwithstanding any provision in this Agreement to the contrary, neither the Buyer nor the Buyer Parties shall contact any governmental official or representative regarding the Property without the prior written consent of Seller other than in connection with performing a ad valorem tax and zoning/building code file review. Buyer hereby indemnifies Seller against, and holds Seller harmless from, any and all claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees actually incurred) to the extent arising in connection with Buyer’s obligations under this Section. Seller hereby indemnifies Buyer against, and holds Buyer harmless from, any and all claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees actually incurred) to the extent arising in connection with Seller's obligations under this Section. The provisions of this Section shall survive the applicable Closing or termination of this Agreement.

16.12         Time. Time is of the essence in the performance of the parties’ respective obligations set forth in this Agreement. If the Closing Date or any other deadline hereunder should fall on a Saturday, Sunday or legal holiday in the States of New York and North Carolina or any federal legal holiday, such date shall automatically be extended to the next normal business day. For purposes of this Agreement, a “business day” shall mean any calendar day not a Saturday, Sunday or legal holiday.

16.13         Tax-Free Exchange. If either party (the “Advising Party”) advises the other party (the “Non-Advising Party”) of its intention to seek to effect a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code, in connection with the transaction contemplated herein, Non-Advising Party agrees to accommodate Advising Party in seeking to effect a tax deferred exchange for the Property, provided that such exchange shall not (i) delay the applicable Closing, or (ii) require Non-Advising Party to incur any cost or liability of any kind or nature on account of such exchange. Advising Party may assign its rights under this Agreement immediately prior to Closing to an Exchange Accommodation Titleholder or a qualified intermediary of Advising Party’s choice for the purpose of completing such an exchange. Non-Advising Party agrees to cooperate with Advising Party and the Exchange Accommodation Titleholder with respect to such exchange and agrees to execute all documentation required to effectuate such exchange, at no cost or liability to Non-Advising Party. Non-Advising Party makes no warranty whatsoever with respect to the qualification of the transaction for tax deferred exchange treatment under Section 1031 and Non-Advising Party shall have no responsibility, obligation or liability with respect to the tax consequences to Advising Party.

16.14         Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Agreement with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Agreement. This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.

16.15         Reporting Person. Seller and Buyer hereby designate the Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991.

16.16         Prevailing Party Legal Fees. If a party to this Agreement shall bring any action, suit, counterclaim, appeal or arbitration proceeding against the other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (referred to herein as an “Action”), the non-prevailing party in such Action shall pay to the prevailing party in such Action a reasonable sum for the prevailing party’s attorneys’ fees and expenses incurred in prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (referred to herein as a “Decision”), granted therein, all of which shall be deemed to have accrued from the commencement of such Action. Any Decision entered into in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and expenses incurred in obtaining and enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys’ fees and expenses upon the request of any party. For purposes of this Section 16.16, attorneys’ fees shall include, without limitation, fees incurred in connection with (i) post judgment motions and collection actions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examination, (iv) discovery and (v) bankruptcy litigation. The terms of this Section 16.16 shall survive Closing or any earlier termination of this Agreement.

16.17         Waiver of Jury Trial. BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY BUYER AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Section 16.17 and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

16.18         Post-Closing Audit Right. At Seller’s request, Buyer shall promptly provide to Seller (at Seller’s expense) copies of, or shall provide Seller reasonable access to, such factual and non-proprietary or non-confidential information as may be reasonably requested by Seller, and in the possession or control of Buyer, or its property manager or accountants, to enable Seller auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs (provided, however, that other than fees paid or payable to Buyer, a Buyer affiliate or a third party for on-site property management, such audit shall not include an audit of asset management fees internally allocated by Buyer (as opposed to paid to a third party) or interest expenses attributable to the Buyer).  Seller shall be responsible for all out-of-pocket costs associated with any such audit.  Buyer shall reasonably cooperate (at no cost to Buyer) with Seller’s auditor in the conduct of such audit.    Buyer shall maintain its records for use under this Section 15.21, and Seller shall have the audit rights under this Section 15.21, for a period of not more than six (6) months after the Closing Date.  The provisions of this Section shall survive Closing.

16.19         All or None Transaction. Notwithstanding anything to the contrary set forth in this Agreement, and for the avoidance of doubt, Seller and Buyer hereby acknowledge and agree that this is an “all or none” transaction and under no circumstances shall either of Buyer or Seller ever be compelled (at the risk of default or forfeiture of any portion of the Deposit, as applicable) to purchase or sell, as applicable, anything less than all of the Property (in the condition required hereunder and pursuant to the terms hereof); provided, however, in no event shall the "all or none" concept operate to grant Seller any repurchase right or call option with regard to the Phase I Land, following Buyer's acquisition thereof, to the extent Buyer fails to close on the Phase II Land, regardless of the reason therefore.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

SELLER:

PARK KINGSTON INVESTORS, LLC
a North Carolina limited liability

By: Marsh Properties, LLC, its Manager

By:	/s/ George S. Warren
Name:	George S. Warren
Title:	Executive Vice President

BUYER:

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ M. Scott Mansfield
Name:	M. Scott Mansfield
Title:	Vice President

INITIAL DEPOSIT RECEIPT

The Initial Deposit has been received by the Escrow Agent on this the _______ day of _________________, 2014, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

ADDITIONAL DEPOSIT RECEIPT

The Additional Deposit has been received by the Escrow Agent on this the _______ day of __________________, 2015, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

EXTENSION DEPOSIT RECEIPT

The Extension Deposit has been received by the Escrow Agent on this the _______ day of _______________________, 2015, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

FINAL DEPOSIT RECEIPT

The Final Deposit has been received by the Escrow Agent on this the _______ day of _______________________, 201__, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

LIST OF SCHEDULES

Schedules

Schedule A	-	Real Properties, Allocated Purchase Price
Schedule B-1	-	Description of Land (Phase I)
Schedule B-2	-	Description of Land (Phase II)
Schedule C	-	Excluded Personal Property
Schedule D	-	Prior Surveys
Schedule E	-	Service Contracts
Schedule F	-	Environmental Reports
Schedule G	-	Litigation
Schedule H	-	Schedule of Locator Fees, Leasing or Brokerage Commissions
Schedule I	-	Notice of Violations / Condemnations
Schedule 1.06	-	Form Punch List Escrow Agreement
Schedule 4.25	-	Additional Seller Deliveries
Schedule 7.01	-	Seller’s Insurance
Schedule 8.01	-	Leading Guidelines
Schedule 9.01(d)	-	Form of Title Affidavit

Exhibits

Exhibit A	-	Form of Deed
Exhibit B	-	Form of Bill of Sale
Exhibit C	-	Form of General Assignment
Exhibit D	-	Form of Tenant Notice Letter
Exhibit E	-	Form of FIRPTA Certificate
Exhibit F	-	Form of Termination of Management Agreement
Exhibit G	-	Form of Information for 1099-S Filing
Exhibit H	-	Form of Reciprocal Easement Agreement

SCHEDULE A
SELLERS, REAL PROPERTIES, ALLOCATED PURCHASE PRICE, ALLOCATED PORTION OF THE DEPOSIT

Real Property	Property Address	Allocated Purchase Price	Allocated Portion of the Initial Deposit	Allocated Portion of the Additional Deposit	Allocated Portion of the Extension Deposit	Allocated Portion of the Final Deposit
Park & Kingston (Phase I) 153 Apartments	125 W. Park Ave. Charlotte, NC 28203	$27,850,000.00	$350,000.00	$150,000.00	$50,000.00	$0.00
Park & Kingston (Phase II) 15 Apartments	125 W. Park Ave. Charlotte, NC 28203	$3,400,000.00	$0.00	$0.00	$0.00	$250,000.00

SCHEDULE B-1
LEGAL DESCRIPTION (Phase I)

Tax Parcel ID #’s: 12306103, 12306104, 12306113, 12306114, 12306115, and 12306117

SCHEDULE B-2
LEGAL DESCRIPTION (Phase II)

AND

Tax Parcel ID #’s: 12306116 and 12306118

SCHEDULE C-1
PERSONAL PROPERTY

[see attached]*

*The list of Personal Property also includes all equipment and other items located in the fitness rooms and associated areas within the Improvements.

SCHEDULE C-2
EXCLUDED PERSONAL PROPERTY

SCHEDULE D
PRIOR SURVEYS

SCHEDULE E
SERVICE CONTRACTS

SCHEDULE F
ENVIRONMENTAL REPORTS

SCHEDULE G
LITIGATION

None.

SCHEDULE H

LOCATOR FEES, LEASING OR BROKERAGE COMMISSIONS

None.

SCHEDULE I

NOTICE OF VIOLATIONS/CONDEMNATIONS

1.	The potential future widening of South Tryon Street, which is reflected and accounted for on Sheet C2.0 of the Phase II Plans.

Schedule 1.06

Punch List Escrow Agreement

PUNCH LIST ESCROW AGREEMENT

THIS PUNCHLIST HOLDBACK ESCROW AGREEMENT (this “Agreement”) is executed to be effective as of ________, 201___, by and between ______________________ (“Seller”), ________________________(“Purchaser”), and _________________________(“Escrow Agent”), upon the terms and provisions hereinafter set forth. Seller, Purchaser and the Escrow Agent are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated _________________ ___, 2014, pertaining to the sale and purchase of the project located at _____________________, North Carolina and known as Park & Kingston (the “Project”), as more particularly described in the Purchase Agreement;

WHEREAS, pursuant to Section 1.06 of the Purchase Agreement, (a) the sum of $____ out of the Purchase Price has been placed into escrow (the “Punchlist Holdback”) with the Escrow Agent; and (b) portions of the Punchlist Holdback are to be released to Seller or, if applicable, Purchaser, as the case may be, to pay costs incurred in connection with completion of the punch list items described on Exhibit “A” attached hereto (the “Punchlist”);

WHEREAS, the Parties desire to enter into this Agreement for the purpose of confirming their agreement with respect to the Punchlist Holdback;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual benefits to be derived pursuant to the terms hereof, the parties hereby agree as follows:

1.            Seller and Purchaser hereby engage Escrow Agent to serve as escrow agent, and Escrow Agent accepts such engagement and agrees to act as escrow agent in accordance with the provisions of this Agreement.

2.            Seller has delivered to Escrow Agent, and Escrow Agent acknowledges receipt of, the Punchlist Holdback. Escrow Agent shall invest the Punchlist Holdback in one or more federally insured interest-bearing bank accounts at one or more national banking associations. Interest on the Punchlist Holdback shall become part of the Punchlist Holdback and shall be disbursed in the same manner as the Punchlist Holdback. The Punchlist Holdback shall be invested under Seller’s taxpayer identification number. Seller agrees to execute and deliver to Escrow Agent such forms as Escrow Agent may require in connection with the investment of such funds, and Escrow Agent will not be required to invest the funds in an interest bearing account until such time as Seller has provided such forms to Escrow Agent.

3.            Seller and Purchaser agree that the list of items described on Exhibit "A" attached hereto constitute the "Punchlist Items" [to be populated by the Punch List prepared by Purchaser and not completed by Closing]. Portions of the Punchlist Holdback are to be released from time to time by Escrow Agent to Seller or, if applicable, Purchaser for payment of costs of completing the Punchlist Items as follows:

(a)           (i)            At such time as Seller has completed any Punchlist Item, Seller shall be entitled to draw down on the Punchlist Holdback to pay to the applicable subcontractors (if not previously paid by Seller) or to reimburse Seller or _______________ (“Contractor”) for (if previously paid by Seller or Contractor) costs incurred in connection therewith and shall submit a request to Escrow Agent identifying the portion of the Punchlist Holdback required to pay to the subcontractor or reimburse Seller or Contractor for such costs. Such request by Seller shall include a certificate signed by Seller (“Seller’s Certificate”) specifying the amount required to be released and confirming that the funds will be used only for payment of such work, together with confirmation from ________________ (the “Architect”) that the applicable portion of the Punchlist work has been completed and affidavits, lien waivers and releases signed by each contractor or subcontractor performing any portion of the Punchlist work for which payment is requested (which waiver or release may be conditioned upon payment of the amount reflected in the then applicable draw) as required by the Escrow Agent to issue a ______ endorsement to Purchaser’s title insurance policy without exception for matters arising from mechanic’s lien claims in connection with portions of the Punchlist work for which payment is requested. Simultaneously with the delivery of any such request to Escrow Agent, Seller shall deliver a copy of the request (including Seller’s Certificate and other documentation) to Purchaser.

(ii)            Within five (5) days following receipt of such request, Escrow Agent shall release the applicable portion of the Punchlist Holdback, as described in such request, to the subcontractors, Seller or Contractor, as applicable. Seller may use the released funds only for payment of or reimbursement for the work referred to in (a) (i) above.

(b)           (i) In the event that Seller has not completed the work on the Punchlist Items on or prior to the date which is thirty (30) days following the Closing Date, and such failure continues uncured for ten business (10) days after written notice thereof from Purchaser to Seller, Purchaser shall be entitled to take such actions as may be required to cause the Punchlist work to be completed, in which event Purchaser shall be entitled to draw down on the Punchlist Holdback to pay to the applicable subcontractors (if not previously paid by Purchaser) or reimburse Purchaser (if previously paid by Purchaser) for costs incurred in connection therewith and shall submit a request to Escrow Agent identifying the portion of the Punchlist Holdback required to pay the subcontractors or reimburse Purchaser for such costs. Such request by Purchaser shall include a certificate signed by Purchaser (“Purchaser’s Certificate”) specifying the amount required to be released and confirming that the funds will be used only for payment of such work, together with confirmation from the Architect (or other similar professional) that the applicable portion of the Punchlist work has been completed and lien waivers and releases signed by each contractor or subcontractor performing any portion of the Punchlist work for which payment is requested (which waiver or release may be conditioned upon payment of the amount reflected in the then applicable draw). Simultaneously with the delivery of any such request to Escrow Agent, Purchaser shall deliver a copy of the request (including Purchaser’s Certificate and other documentation) to Seller.

(ii)            Within five (5) days following receipt of such request, Escrow Agent shall release the applicable portion of the Punchlist Holdback, as described in such request, to Purchaser. Purchaser may use the released funds only for payment of or reimbursement for the work referred to in (b) (i) above.

(c)           Upon completion of all Punchlist Items and payment of all costs incurred in connection therewith, Escrow Agent shall release the balance of the Punchlist Holdback to Seller.

The Architect’s determination with respect to completion of Punchlist Items shall be binding on the Parties. Escrow Agent will not be liable under this Agreement for any funds it disburses to Seller or Purchaser. In the event that, pursuant to the provisions of this Agreement, Seller or Purchaser is entitled to receive a payment or disbursement of any portion of the Punchlist Holdback, Seller and Purchaser each agree to execute and deliver to Escrow Agent such authorizations and instructions as may be required to direct Escrow Agent to release the applicable portion of the Punchlist Holdback as provided as provided herein.

4.            In the event of any dispute between Seller and Purchaser regarding the disbursement of the Punchlist Holdback or any portion thereof, or in the event Escrow Agent shall receive conflicting demands or instructions with respect thereto, Escrow Agent shall be entitled to deposit all funds into a court of general jurisdiction in Mecklenburg County, North Carolina, and to interplead Seller and Purchaser in connection therewith. Seller and Purchaser hereby consent to the jurisdiction of any such court in connection with such dispute.

5.            Escrow Agent shall not be entitled to receive any fees pursuant to this Agreement.

6.            Except as set forth herein, Escrow Agent is not a party to, or bound by any agreement which may be deposited under, evidenced by, or which arises out of the provisions of this Agreement.

7.            Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it hereunder, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same. Seller and Purchaser hereby certify that they are aware the Federal Deposit Insurance Corporation (the “FDIC”) coverages apply only to a maximum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) for each individual depositor. Seller and Purchaser understand that Escrow Agent assumes no responsibility for, nor will Seller and Purchaser hold same liable for, any loss occurring which arises from the fact that the amount of the above account may cause the aggregate amount of any individual depositor's account to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) and that the excess amount is not insured by the FDIC.

8.            Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine and to be signed by the proper party or parties.

9.            Escrow Agent may consult with legal counsel in the event of any dispute of questions as to the construction of the foregoing instructions, or Escrow Agent's duties hereunder, and Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

10.          Escrow Agent shall not be liable for any damage, liability, or loss arising out of or in connection with the services rendered by Escrow Agent pursuant to this Agreement, except for any damage, liability, or loss resulting from the willful misconduct, negligence or breach of this Agreement by Escrow Agent or any of its officers or employees. Seller and Purchaser hereby release and discharge Escrow Agent from all matters with respect to the subject matter hereof (except for the willful misconduct, negligence or breach of this Agreement by Escrow Agent or any of its officers or employees) and agree to indemnify and hold Escrow Agent harmless from and against all costs, damages, judgments, attorney's fees, expenses, obligations, and liabilities of any kind or nature, which in good faith, Escrow Agent may incur or sustain in connection with this Agreement (except for the willful misconduct, negligent conduct or breach of this Agreement by Escrow Agent or any of its officers or employees). In the event of controversy or litigation arising out of this transaction, which (a) results in any expense or attorney's fees to Escrow Agent, by virtue of such claim or default, controversy or litigation; or (b) requires a declaratory judgment by a proper court as to the disbursement of said escrowed funds, unless due to the willful misconduct, negligence or breach of this Agreement by Escrow Agent, Escrow Agent is hereby authorized to deduct such expense or attorney's fees out of the escrowed funds, and to pay any remaining balance over to the party entitled thereto as agreed upon by the parties, or as directed by a court of competent jurisdiction; provided, that as between Seller and Purchaser, the prevailing party in such dispute shall be entitled to recover all of such costs and expenses from the other party.

11.          This Agreement may be amended only by written agreement signed by Seller and Purchaser; however, (a) Escrow Agent will not be bound by such amendment until such time as Escrow Agent has been provided with a copy of the fully executed amendment; and (b) should, at any time, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of Escrow Agent, or to modify this Agreement in any manner that Escrow Agent shall deem undesirable, Escrow Agent may resign by notifying the parties hereto in writing, by certified mail to their respective addresses set forth below; and until (i) the acceptance by such parties; or (ii) fifteen (15) days following the date upon which notice was mailed, whichever occurs sooner, Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of this Agreement.

12.          Escrow Agent may be removed by written agreement executed by both Seller and Purchaser, in which event, Escrow Agent shall disburse the balance of the Punchlist Holdback and all other documents and information held by Escrow Agent pursuant to this Agreement to or as directed by written instructions signed by both Seller and Purchaser.

13.          All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person by hand delivery or overnight delivery service, by facsimile or by email (provided, that any notice of default or termination notice may not be given by email), or sent by certified mail, return receipt requested, addressed as follows:

If to Seller:

with a copy to:

a)

If to Purchaser:

With a copy to:

If to Escrow Agent:

or such other address, and to the attention of such other person, as the Parties shall give notice as herein provided. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof upon receipt at such address if delivered in person, by overnight delivery, by facsimile or by email, or if mailed, upon deposit of both the original and any required copies in a post office or official depository of the United States Postal Service.

14.         THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. The Parties hereby consent to jurisdiction and venue in Durham, North Carolina, and agree that such jurisdiction and venue shall be sole and exclusive for any and all actions or disputes related to this Agreement or any related instrument.

15.          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement may not be assigned by either Seller or Purchaser except in connection with and to the same party as the Purchase Agreement is assigned, and Purchaser shall be entitled to pledge its rights under this Agreement and the Punchlist Holdback to Purchaser’s lender. This Agreement may not be assigned by Escrow Agent without the prior written consent of Seller and Purchaser.

16.   With respect to all provisions of this Agreement, time is of the essence. However, if the Closing or the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of North Carolina, then, and in such event, the Closing or such period shall be extended so that the Closing or the last day of such period falls on the next day which is not a Saturday, Sunday or legal holiday.

17.          This Agreement may be executed in multiple counterparts. A facsimile or pdf copy of this Agreement bearing the signature of a Party hereto shall be sufficient to bind such Party to the terms of this Agreement.

18.          All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

[SIGNATURES BEGIN ON NEXT PAGE]

Schedule 4.25

Additional Seller Deliveries

Detailed budgets for 2014 (year to date) (if available);

Resident demographic profile;

Tax assessment notices for the Property for the past two (2) years, including any correspondence relating to tax appeals;

Maintenance Log;

Make available for Buyer’s inspection at the Property, at the request of Buyer during business hours, any correspondence with government agencies;

Tenant and vendor correspondence files;

Correspondence with government agencies;

Appraisals (none in existence);

Final development cost information;

Corporate Units Agreements (N/A);

Title policies;

Schedule 7.01

Seller's Insurance

# ACORD® CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 1/8/2015

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

**PRODUCER**
Arthur J. Gallagher Risk Management Services, Inc.
4064 Colony Road, Suite 450
Charlotte NC 28211-3784

CONTACT NAME: Jan Rushing
PHONE (A/C, No, Ext): 704-602-3819
FAX (A/C, No): 704-362-1997
E-MAIL ADDRESS: janet_rushing@ajg.com

| INSURER(S) AFFORDING COVERAGE | NAIC # |
|---|---|
| INSURER A: Travelers Indemnity Company | 25658 |
| INSURER B: Travelers Property Casualty Co of A | 25674 |
| INSURER C: Bridgefield Casualty Insurance Comp | 10335 |
| INSURER D: | |
| INSURER E: | |
| INSURER F: | |

**INSURED** MARSASS-01
Marsh Realty Company
Marsh Properties, LLC
P O Box 35329
Charlotte NC 28235-5927

**COVERAGES** CERTIFICATE NUMBER: 873051136 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

| INSR LTR | TYPE OF INSURANCE | ADDL INSR | SUBR WVD | POLICY NUMBER | POLICY EFF (MM/DD/YYYY) | POLICY EXP (MM/DD/YYYY) | LIMITS | |
|---|---|---|---|---|---|---|---|---|
| A | GENERAL LIABILITY<br>X COMMERCIAL GENERAL LIABILITY<br>CLAIMS-MADE X OCCUR<br>GEN'L AGGREGATE LIMIT APPLIES PER:<br>X POLICY PRO-JECT LOC | | | Y6307C110190IND14 | 3/1/2014 | 3/1/2015 | EACH OCCURRENCE | $1,000,000 |
| | | | | | | | DAMAGE TO RENTED PREMISES (Ea occurrence) | $300,000 |
| | | | | | | | MED EXP (Any one person) | $5,000 |
| | | | | | | | PERSONAL & ADV INJURY | $1,000,000 |
| | | | | | | | GENERAL AGGREGATE | $10,000,000 |
| | | | | | | | PRODUCTS - COMP/OP AGG | $2,000,000 |
| | | | | | | | | $ |
| A | AUTOMOBILE LIABILITY<br>X ANY AUTO<br>ALL OWNED AUTOS SCHEDULED AUTOS<br>X HIRED AUTOS X NON-OWNED AUTOS | | | Y8108287B471IND14 | 3/1/2014 | 3/1/2015 | COMBINED SINGLE LIMIT (Ea accident) | $1,000,000 |
| | | | | | | | BODILY INJURY (Per person) | $ |
| | | | | | | | BODILY INJURY (Per accident) | $ |
| | | | | | | | PROPERTY DAMAGE (Per accident) | $ |
| | | | | | | | | $ |
| B | X UMBRELLA LIAB X OCCUR<br>EXCESS LIAB CLAIMS-MADE<br>DED X RETENTION $10,000 | | | YSMCUP8287B483TIL14 | 3/1/2014 | 3/1/2015 | EACH OCCURRENCE | $10,000,000 |
| | | | | | | | AGGREGATE | $10,000,000 |
| | | | | | | | | $ |
| C | WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N<br>ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? N<br>(Mandatory in NH)<br>If yes, describe under DESCRIPTION OF OPERATIONS below | N/A | | 19633828 | 12/31/2014 | 12/31/2015 | X WC STATU-TORY LIMITS OTH-ER | |
| | | | | | | | E.L. EACH ACCIDENT | $1,000,000 |
| | | | | | | | E.L. DISEASE - EA EMPLOYEE | $1,000,000 |
| | | | | | | | E.L. DISEASE - POLICY LIMIT | $1,000,000 |
| A | Property<br>Special Perils, RC, AA<br>$10,000 Ded | | | Y6307C110190IND14 | 3/1/2014 | 3/1/2015 | All Buildings<br>All Bus Pers Prop<br>Bus Income | 234,919,394<br>1,775,102<br>22,916,218 |

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Re: Park & Kingston Investors, LLC - Park & Kingston Apartments
Property @ 125 W. Park AVenue, Charlotte, NC - Building Value: $7,000,000; $250,000 Contents; Liability for 62 Units
Property @ 120 W. Kingston, Charlotte, NC - Building Value: $10,300,000; $30,000 Contents; $675,000 Pool, Liability for 91 Units/1 Pool
Liability for approx 2 Acres of Real Estate Development Property at 127 W. Park Avenue (Parcel 123-061-16) & 1611 S. Tryon Street (Parcel 123-061-18)

**CERTIFICATE HOLDER**

Marsh Realty Company
PO Box 35329
Charlotte NC 28235-5329

**CANCELLATION**

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

Schedule 8.01

Leasing Guidelines

Schedule 9.01(d)

Form of Title Affidavit

(See attached)

# CHICAGO TITLE INSURANCE COMPANY
## OWNER AFFIDAVIT AND INDEMNITY AGREEMENT
### (NO RECENT IMPROVEMENTS AND NO EXECUTORY CONTRACTS FOR IMPROVEMENTS)

**PARTIES:** All parties identified in this section must execute this Agreement.

Owner: ______________________________________________

(NOTE: There can be more than one Owner if the Property has been owned by multiple parties or has been conveyed within the 120-Day Lien Period. A separate Agreement is required for each successive owner in the 120-Day Lien Period.)

**PROPERTY:** ______________________________________________

______________________________________________

**(Insert street address or brief description and/or attach a description as Exhibit A.** Include here any real estate that is a portion of a larger, previously unsegregated tract when that area is reasonably necessary for the convenient use and occupation of Improvements on the larger tract.)

**DEFINITIONS:** The following capitalized terms as used in this Agreement shall have the following meanings:

- Improvement: All or any part of any building, structure, erection, alteration, demolition, excavation, clearing, grading, filling, or landscaping, including trees and shrubbery, driveways, and private roadways on the Property as defined below.
- Labor, Services or Materials: Labor or professional design (including architectural, engineering, landscaping) or surveying services or materials or rental equipment for which a lien can be claimed under NCGS Chapter 44A, Article 2.
- Contractor: Any person or entity who has performed or furnished or has contracted to perform or furnish Labor, Services or Materials pursuant to a contract, either express or implied, with the Owner of real property for the making of an Improvement thereon. (Note that services by architects, engineers, landscapers, surveyors, furnishers of rental equipment and contracts for construction on Property of Improvements are often provided before there is visible evidence of construction.)
- 120-Day Lien Period: The 120 days immediately preceding the date of recordation of the latter of the deed to purchaser or deed of trust to lender in the Office of the Register of Deeds of the county in which the Property is located.
- Owner: Any person or entity, as defined in NCGS Chapter 44A, Article 2, who has or has had any interest in the Property within the 120-Day Lien Period. For the purposes of this Agreement, the term Owner includes: (i) a seller of the Property or a borrower under a loan agreement secured by the Property; (ii) a person with rights to purchase the Property under a contract and for whom an Improvement is made and who ordered the Improvement to be made; and (iii) the Owner's successors in interest and agents of the Owner acting within their authority.
- Company: The title insurance company providing the title policy for the transaction contemplated by the parties herein.
- Property: The real estate described above or on Exhibit A and any leaseholds, tenements, hereditaments, and improvements placed thereon.
- All defined terms shall include the singular or plural as required by context.

**AGREEMENT:** For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement to the purchase of the Property by a purchaser and/or the making of a loan by a lender secured by a deed of trust encumbering the Property and the issuance of a title insurance policy or policies by Company insuring title to the Property without exception to liens for Labor, Services or Materials; Owner first being duly sworn, deposes, says and agrees:

**1. Certifications:** Owner certifies that at no time during the 120-Day Lien Period have any Labor, Services or Materials been furnished in connection with a contract, express or implied, for Improvements to the Property (including architectural, engineering, landscaping or surveying services or materials or rental equipment for which a lien can be claimed under NCGS Chapter 44A) nor have any Labor, Services or Materials been furnished on the Property prior to the 120-Day Lien Period that will or may be completed after the date of this affidavit OR only minor repairs and/or alterations to pre-existing Improvements have been made and Owner certifies such repairs and/or alterations have been completed and those providing Labor, Services or Materials for the repairs have been paid in full.

**2. Reliance and Indemnification:** This Agreement may be relied upon by the purchaser in the purchase of the Property, a lender to make a loan secured by a deed of trust encumbering the Property and by Company in issuance of a title insurance policy or policies insuring title to the Property without exception to matters certified in this Agreement. The provisions of this Agreement shall survive the disbursement of funds and closing of this transaction and shall be binding upon Owner and anyone claiming by, through or under Owner.

Owner agrees to indemnify and hold purchaser, lender, and Company harmless of and from any and all loss, cost, damage and expense of every kind, and attorney's fees, costs and expenses, which the purchaser, lender or Company shall or may incur or become liable for, directly or indirectly, as a result of reliance on the certifications of Owner made herein or in enforcement of the Company's rights hereunder.

**3. NCLTA Copyright and Entire Agreement:** This Agreement and any attachments hereto represent the entire agreement between the Owner and the Company, and no prior or contemporaneous agreement or understanding inconsistent herewith (whether oral or written) pertaining to such matters is effective.
THIS IS A COPYRIGHT FORM and any variances in the form provisions hereof must be specifically stated in the blank below and agreed to in writing by the Company.

______________________________________________

______________________________________________

No modification of this Agreement, and no waiver of any of its terms or conditions, shall be effective unless made in writing and approved by the Company.

***PROVIDING A FALSE AFFIDAVIT IS A CRIMINAL OFFENSE***

**EXECUTION BY OWNER**

| | | |
|---|---|---|
| ______________________ (SEAL)<br><br>By:______________________<br>Printed or Typed Name/Title:______________________<br><br>By:______________________<br>Printed or Typed Name/Title:______________________ | State of ____________ County of ____________<br>Signed and sworn to (or affirmed) before me this day by<br>______________________<br>______________________ [insert name(s) of principal(s)].<br>Date:______________________<br>______________________, Notary Public<br>My Commission Expires:______________________ | (Affix Official/Notarial Seal) |

580410 v.1

EXHIBIT A
FORM OF DEED

Excise Tax $_____	Recording Time, Book and Page

Parcel Identifier No. _____________

Verified by __________ County on the ___ day of _______________, 2015; By: ______________________

Mail after recording to Grantee

This instrument was prepared by: Johnston, Allison & Hord, P.A.

Brief Description for the index

NORTH CAROLINA SPECIAL WARRANTY DEED

THIS DEED made this ____ day of _________, 20______, by and between

GRANTOR	GRANTEE

_______________________	_______________________

Mailing Address:	Mailing Address:
______________________	______________________
______________________	______________________

Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.g., corporation or partnership.

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple all that certain lot or parcel of land situated in the city of ___________, _____________ County, North Carolina and more particularly described as follows (the “Property”):

SEE ATTACHED EXHIBIT A FOR LEGAL DESCRIPTION

The Property herein conveyed does not include the primary residence of a Grantor.

The property hereinabove described was acquired by Grantors by instrument recorded in Book _____ at Page ______.

TO HAVE AND TO HOLD the aforesaid Property and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor.

This conveyance is SUBJECT TO all restrictions, conditions, reservations, easements, and other matters of record and ad valorem taxes for the current and subsequent years.

IN WITNESS WHEREOF, the Grantor has duly executed the foregoing as of the day and year first above written.

_______________________

By:

Name:

Title:

State of __________________ – County of _________________

I, the undersigned, a Notary Public of the County and State aforesaid, certify that _______________________, personally appeared before me this day and acknowledged that he is the __________ of _________________, a _____________________, and that by authority duly given and as the act of the limited partnership, he executed of the foregoing instrument.

Witness my hand and official seal, this the _____ day of ____________, 20___.

Notary Public

printed name of Notary
My Commission Expires: _______________________

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

FORM OF BILL OF SALE

THIS BILL OF SALE is made as of the ___ day of _____, 2015, by _____________________________________________________having an office at ____________________________________ (“Seller”) to [_____________, a ______________] having an office at [__________________________________________] (“Buyer”).

RECITALS:

WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Buyer the real property described in “Exhibit A” attached hereto and made a part hereof and all buildings, structures and improvements located thereon by Special Warranty Deed of even date herewith (all of such buildings, structures, improvements and real property collectively hereinafter referred to as the “Real Property”); and

WHEREAS, as a part of the consideration for the conveyance of the Real Property, Seller has agreed to convey to Buyer Seller’s interest in the items of personal property, if any, that are owned by Seller and located in and on and used in connection with the Real Property;

NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby (a) sell, assign, and convey to Buyer (without any representation or warranty whatsoever other than as set forth in Purchase Agreement (as hereinafter defined) or in this Bill of Sale) (a) Seller’s right, title and interest, if any, in and to the personal property, if any, listed on “Exhibit B” attached hereto owned by Seller and located on or in or used solely in connection with the Real Property, excluding, however, any computer equipment, computer software and computer hardware (but not the data pertaining to the operation of the Property); and (b) to the extent existing and assignable, Seller’s right, title and interest in any intangible property now or hereafter owned by Seller and used solely in connection with the Real Property and Personal Property, including all warranties, guaranties, governmental permits, approvals and licenses, the name “__________________________________” and variations thereof and any other trade names and trademarks, websites, together with all related IDs, access codes, and passwords, alarm codes, and all telephone numbers and listings associated with associated with the Land and Improvements, but excluding any rights to the name “_________________” and the ___________ Trademarks. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Purchase and Sale Agreement dated __________ ___, 2015 between ___________ and _______________________________________(the “Original Buyer”), as assigned in part by Original Buyer to Buyer (as assigned, the “Purchase Agreement”).

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever.

This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Buyer and their respective successors and assigns.

This Bill of Sale shall be governed by and construed in accordance with the laws of the state of _______________________________.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS BILL OF SALE TO THE CONTRARY, THIS BILL OF SALE IS SUBJECT TO ALL DISCLAIMERS AND QUALIFICATIONS BY SELLER SET FORTH IN THE PURCHASE AGREEMENT WITH RESPECT TO THE PERSONAL PROPERTY, AND SUCH DISCLAIMERS AND QUALIFICATIONS ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.

[signature page to follow]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly signed as of the day and year first written above.

SELLER:

a __________________________limited liability company

By:

Name:
Title:

Exhibit “A” -   Legal Description

Exhibit “B” -   Personal Property

EXHIBIT A

LEGAL DESCRIPTION

[See Attached]

EXHIBIT B

PERSONAL PROPERTY

[See Attached]

# Maintenance Personal Property to be Transferred

1 Milwaukee Drill/Driver with 3 Batteries W/ Accessories
1 Milwaukee Hex Impact Driver
1 Milwaukee Hackzall sawzaw
1 Milwaukee Inspection Scope
1 Hitachi 120v Drill
1 Rigid Job Max Multitool
1 Rigid orbital Sander
1 Fieldpiece Digital HVAC Manifold
1 Weytek Refrigerant Scale
1 CPS Refrigerant Vacuum
1 Troybilt Backpack Blower
1 Troybilt Handheld Blower
1 Troybilt Pressure Washer 2800
2 Gas Cans
2 Rigid Wet/Dry Vacuums
1 Kobalt Chopsaw
2 Handtrucks
2 Werner 4ft Ladders
1 Werner 10ft Ladder
2 Hoover Windtunnel Vacuums
1 Shark Duo Carpet/Floor Cleaner
2 Stinger Wet/Dry Vacuums
2 Brooms/Dustpans
2 Swiffer Wet Jets
1 Salt Spreader
1 Sledge Hammer
1 Push Broom
1 Shovel
2 Irwin Quick Grips
2 Grounds Grabber and Buckets
2 Carpet Fans

EXHIBIT C

FORM OF GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment and Assumption”), made and entered into as of this ____ day of ________, 2015, by _____________________________________, having an at ______________________________________ (“Assignor”) and [_____________, _________________] having an office [______________________________________] (“Assignee”).

WITNESSETH:

That Assignor for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee, without representation, warranty or covenant (except as expressly set forth in the Purchase Agreement or in this Assignment), (x) all of the lessor’s right, title and interest in and to the leases and occupancy agreements identified on the list of existing leases attached as “Exhibit A” hereto (the “Leases”) together with all tenant security and other refundable deposits held by Assignor relating thereto, (y) all of Assignor’s right, title and interest in and to the agreements, documents and instruments identified on “Exhibit B” hereto (the “Service Contracts”), and all of Assignor’s right, title and interest in and to the agreements, documents and instruments identified on “Exhibit B” hereto (the “Construction Contracts”).

Assignee hereby expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Leases and Service Contracts in respect of the period on or after the date hereof.

Seller shall indemnify, hold harmless and defend Buyer from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Buyer by reason of the assertion by any tenant under any of the Leases, or any party under the Service Contracts or Construction Contracts that Seller has failed to perform, observe and comply with its obligations during the period before the date hereof.

Buyer shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Buyer to perform, observe and comply with the obligations under any of the Leases, Service Contracts and Construction Contracts arising or accruing during the period from and after the date hereof.

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Purchase and Sale Agreement dated ______________ ___, 2015 between Assignor and ___________________________________________ (the “Original Buyer”), as assigned in part by Original Buyer to Assignee (as assigned, the “Purchase Agreement”).

This Assignment and Assumption may be signed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of North Carolina.

This Assignment and Assumption shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns.

THIS ASSIGNMENT AND ASSUMPTION IS MADE ON AN “AS-IS, WHERE-IS, WITH ALL FAULTS” BASIS, WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE PURCHASE AGREEMENT OR IN THIS ASSIGNMENT AND ASSUMPTION.

In any action brought to enforce the obligations of Assignor under this Assignment and Assumption, the judgment or decree shall be subject to Sections 15 and 16.02 of the Purchase Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the day and year first above written.

ASSIGNOR:

a _______________________ limited liability company

By:

Name:
Title:

ASSIGNEE:

[_______________________],
[____________________________]

By:

Name:
Title:

Exhibit “A” -   Leases

Exhibit “B” -   Service Contracts

EXHIBIT A

LEASES

[See Attached Rent Roll]

EXHIBIT B

SERVICE CONTRACTS

[See Attached]

EXHIBIT D

FORM OF TENANT NOTICE LETTER

[Name of Property]

__________ __, 2015

Dear Resident:

This is to advise you that as of __________, 2015, [[Name of Property] has been sold to [_________________] (“New Owner”).

All future payments of rent and other charges due under your lease, including the rent payment due [___________ __, 2015], should be paid to New Owner and delivered to the rental office. Your security deposit, if any, has also been transferred to New Owner, and New Owner will be responsible for its return to you, subject to the terms of your lease agreement.

Very truly yours,

_________________________________,
a ___________________ limited liability company

By:

Name:

Title:

EXHIBIT E

FORM OF AFFIDAVIT PURSUANT TO FOREIGN

INVESTMENT AND REAL PROPERTY TAX ACT

____________, 2015

_________________________________ (the “Taxpayer”)

Section 1445 of the Internal Revenue Code of 1986 (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. In order to inform [___________________, a ____________________] (the “Buyer”) that withholding of tax is not required in the event of the transfer of the property described in Exhibit A attached hereto and incorporated herein by reference (the “Property”), which Property is owned by ___________________________________, a limited liability company (the “Seller”) and is the subject of a [FORM OF DEED] of even date herewith, the undersigned hereby certifies, represents and warrants the following as the indirect owner of Seller:

1.	The Taxpayer’s U.S. Employer Identification Number is _______________________.

2.	The Taxpayer is not a disregarded entity as defined in Code Section 1.1445-2(b)(2)(iii).

3.	The business address of the Taxpayer is:

_________________________________

4.	The Taxpayer is not a "foreign person" within the meaning of Code Sections 1445 and 7710 (i.e., the Taxpayer is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

5.	Seller is a limited liability company that is disregarded for federal income tax purposes; the Taxpayer indirectly owns 100% of the membership interests in Seller. The U.S. Employer Identification Number for Seller is _______________________; such identification number was obtained for banking or similar purposes and does not indicate that the Seller is other than a disregarded entity.

The undersigned understands that this affidavit may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

The undersigned understands that the Buyer of the real property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.

Under penalties of perjury, the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the owner.

[signature page to follow]

Dated as of the date first hereinabove written.

a ________________

By:

Name:
Title:

EXHIBIT:

Exhibit A - Legal Description

EXHIBIT A

LEGAL DESCRIPTION

[See Attached]

EXHIBIT F

FORM OF TERMINATION OF MANAGEMENT AGREEMENT

This Termination of Management Agreement is made as of this ___ of _______, 2015, by and between _____________________________, a __________________________ limited liability company (“Owner”) and ______________________________________ (“Manager”).

Owner and Manager hereby terminate that certain Property Management Agreement dated as of ________________________________ pursuant to which Manager performs certain property management services for Owner at the Property defined therein, which termination is effective as of the date hereof.

[signature page to follow]

Executed as of the date first above written.

Owner:

________________________________
a ___________________ limited liability company

By:

Name:
Title:

Manager:

________________________________
a _____________ limited liability company

By:

Name:
Title:

EXHIBIT G

FORM OF INFORMATION FOR 1099-S FILING

INFORMATION FOR REAL ESTATE 1099-S REPORT FILING

AS REQUIRED BY THE INTERNAL REVENUE SERVICE

__________, 2015

Section 6045 of the Internal Revenue Code, as amended by the Tax Reform Act of 1986, requires the reporting of information on certain real estate transactions. From the information you provide below, a Form 1099-S will be produced and a copy of it will be mailed to the I.R.S. no later than February 28 of next year and to you no later than January 31 of next year.

TRANSFEROR(S) NAME AND TAXPAYER IDENTIFICATION NUMBER:

Name	Federal Employer
I.D. Number

Name	Federal Employer
I.D. Number

MAILING ADDRESS (as of January 1 of next year):

Street

City/Town	State	Zip Code

CLOSING DATE:	, 20__

GROSS PROCEEDS:

ALLOCATION OF GROSS PROCEEDS AMONG

MULTIPLE TRANSFERORS:

DESCRIPTION OF PROPERTY:	SEE ATTACHED EXHIBIT A

DID THE TRANSFEROR RECEIVE OR WILL THE TRANSFEROR RECEIVE PROPERTY OR SERVICES AS PART OF THE CONSIDERATION?

YES ☐ NO ☒

[signature page to follow]

Under penalties of perjury, the undersigned does hereby certify, as of the date first hereinabove written, that the number shown on this form is the correct Taxpayer Identification Number of _______________________________ and ___________________________, a ______________ limited liability company, and that the other information is correct. The undersigned acknowledges that it has received a copy of this information form and that this information will appear on a Form 1099-S that will be sent to the undersigned and to the Internal Revenue Service.

__________________________________
a _________________ limited liability company

By:

Name:
Title:

__________________________________
a _________________ limited liability company

By:

Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

[See Attached]

EXHIBIT H

FORM OF RECIPROCAL EASEMENT AGREEMENT

"**Work**") constructed, or to be constructed, by Seller on the Seller Property and the Buyer Property pursuant to the Phase II Construction Contracts (as such term is defined in the Purchase Contract) and those certain Plans for the Seller Property entitled ______________________________ dated ____________, 2014 (the "**Plans**").

b. Notwithstanding anything herein or otherwise to the contrary, for avoidance of doubt and for purposes of clarity, it is the intent of the parties for the Construction Easement to include the right and easement to connect or "tap in" to and use, for storm water, sanitary sewer, water, electric, gas and other reasonably necessary utility purposes, all of the storm water, sanitary sewer, water, electric, telephone, cable, gas and/or other utility lines, wires, pipes, basins, conduits, boxes, manholes and other similar utility facilities and equipment (collectively, "**Utilities**"), as now exist or may be installed on the Buyer Property. In addition, Seller shall have the right: (i) to use the driveways on the Buyer Property as reasonably necessary in connection with the Work, (ii) to enter upon those portions of the Buyer Property with personnel and equipment as may be reasonably necessary to extend and connect to Utilities on the Buyer Property and to construct the outbuilding/guardhouse to be located on the Buyer Property (the "**Guardhouse**"), and (iii) to occupy and stage materials and operating equipment, for limited periods as may be reasonably necessary during the course of the Work, on those portions of the Buyer Property as may be reasonably necessary during the course of the Work. Seller's access over, under, through and across the Buyer Property in connection with the Construction Easement shall be substantially similar, in both manner and location, to the way in which Seller utilized the Buyer Property for its performance of the Work prior to the date of this Agreement.

c. At all times during the course of any Work, Seller shall maintain general liability insurance having a combined single limit of not less than $2,000,000, with commercially reasonable and deductibles and naming Buyer as an additional insured. Such insurance shall cover, among other things, the activities of Seller, its agents, employees and contractors on or about the Buyer Property.

d. Except in an emergency: (i) Seller shall give Buyer reasonable prior notice of any entry upon the Buyer Property to perform any portion of the Work and (ii) Seller shall not perform any Work (except within a fully enclosed structure) on or within one hundred (100) feet of the Buyer Property before 7:00 a.m. or after 7:00 p.m., or at any time on Sunday.

e. Buyer shall not intentionally obstruct or otherwise materially interfere with the performance of the Work by Seller.

f. Seller shall perform the Work on the Buyer Property in a good and workmanlike manner in accordance all applicable law, zoning codes and permits, and shall complete the same with as little interference to the Buyer Parties and their use and enjoyment of the Buyer Property as is reasonably practical in the circumstances. Additionally, the Phase II Work shall be performed in accordance with the Phase II Construction Contracts and the Plans. Upon any damage caused by Seller to the Buyer Property in connection with the exercise of the Construction Easement, Seller at its sole cost and expense shall promptly repair any such damaged portion(s) to as nearly as possible the same condition as existed prior to such damage. Seller's repair obligations under this Section shall survive the termination of this Agreement.

g. If not sooner terminated pursuant to Section 12, the Construction Easement shall automatically terminate on the date that is twelve (12) months after substantial completion of the Work.

4. Reciprocal Easement for Access, Utilities, and Future Work/Maintenance.

a. Each Owner hereby grants and conveys unto the other Owner, for the benefit of the other Owner's property, a non-exclusive easement over, under, through and across and the right to travel over and use the driveways (but not parking areas, except pursuant to the License) on the granting Owner's property. In addition, each Owner hereby grants and conveys unto the other Owner, for the benefit of the other Owner's property, a non-exclusive easement to connect or "tap in" to and use any Utilities on the granting Owner's property which benefit the other Owner's property (**"Beneficial Utilities"**).

b. Each Owner shall maintain, repair and replace the driveways, sidewalks, parking areas and Beneficial Utilities on its property in good condition and repair. Each Owner, after reasonable notice except in an emergency, shall have the right, but not the obligation, to enter upon the other Owner's property as reasonably necessary to cure the other Owner's default under this subsection.

c. Except as set forth in Sections 6 and 7, costs to maintain, repair and replace the driveways and parking areas and any Utilities which benefit the property of both Owners shall be allocated between the Owners on the basis of the respective number of apartments units on each Owner's property. The non-maintaining Owner shall pay its share of such costs to the maintaining Owner within thirty (30) days of receipt of invoice and reasonable supporting documentation therefor. The provisions of this subsection shall survive the termination of this Agreement with respect to any costs incurred prior to such termination. For avoidance of doubt, Buyer and Seller acknowledge that each of the Buyer Property and Seller Property has sufficient parking to sufficiently serve the respective improvements constructed, or to be constructed, thereon after completion of the Work.

d. After completion of the Work, each Owner hereby grants and conveys unto the other Owner, its agents, employees and contractors, for the benefit of the other Owner's property, a non-exclusive easement over, under, through and across such portions of the granting Owner's property as are reasonably necessary from time to time for the purpose of reconstructing, renovating, repairing, replacing, and/or maintaining the improvements located upon the benefitting Owner's property from time to time (collectively, the **"Future Work/Maintenance"**). For purposes of this Agreement, it shall be "reasonably necessary" to use portions of the granting Owner's property to perform the Future Work/Maintenance when to do otherwise would result in material hardship to the benefitting Owner, and not merely because it would be more convenient or less expensive to use certain portions of the granting Owner's property rather than to stage and perform the Future Work/Maintenance from within the benefitting Owner's property. Any Future Work/Maintenance shall be performed in a good and workmanlike manner in accordance all applicable law, zoning codes and permits, and with as little interference to the granting Owner's property and its use and enjoyment of its property as is reasonably practical in the circumstances.

5. Certain Expenses.

a. Should the Purchase Contract be terminated as to the Seller Property by either party, then the cost to operate, maintain, repair and replace the Buyer Amenities shall thereafter be allocated between the Owners on the basis of the respective number of apartments units on each Owner's property. Seller shall pay its share of such costs to operate, maintain, repair and replace the Buyer Amenities within thirty (30) days of receipt of invoice and reasonable supporting documentation therefor.

b. Until such time as fee simple title to the Seller Property and the Buyer Property are vested in the same person or entity, each Owner's property shall be operated as a separate property under its own, distinct accounting ledger. Accordingly, any expenses incurred in connection with the operation of the Seller Property, including, without limitation, landscaping, advertising, maintenance, repair, administration, amenities upkeep, etc., shall be charged to Seller and the Seller Property and not to Buyer or the Buyer Property, and vice-versa.

c. Seller's obligations under this Section shall survive the termination of this Agreement with respect to any costs accrued prior to such termination.

6. Indemnification. Each Owner (each, the "**Indemnifying Owner**") shall indemnify, defend and save harmless the other Owner, its agents, employees, contractors, tenants, guests and invitees (each, and collectively, the "**Indemnified Parties**") from and against any and all liabilities, damages, penalties or judgments, any and all actions, suits, proceedings, claims, demands, assessments, costs and expenses, including, without limitation, reasonable legal fees and expenses, arising from injury to person or property to the extent resulting from a breach of this Agreement by and/or the negligence or willful misconduct of, the Indemnifying Owner or its agents, employees or contractors; provided, however, in no event shall the Indemnifying Owner be responsible for claims arising due to the negligence or willful misconduct of the Indemnified Parties. The provisions of this Section shall survive the termination of this Agreement.

7. Damage to Non-Owned Property. In furtherance but not in limitation of Section 6, in no event shall either Owner be responsible for repair or replacement of improvements which are damaged or destroyed as a result of or caused by the willful and/or negligent acts of the other Owner (the "**Responsible Party**") or the other Owner's agents, employees, contractors, tenants or guests. In the event of any such damage, the Owner of the damaged or destroyed property (the "**Damaged Party**") shall have the right to repair and/or replace such improvements and the Responsible Party, within thirty (30) days of demand therefor, shall reimburse the Damaged Party for all costs incurred by the Damaged Party in connection with such repair and/or replacement. The provisions of this Section shall survive the termination of this Agreement.

8. Designated Beneficiaries. Each Owner shall be entitled to designate from time to time which, if any, of its tenants and their respective guests shall be entitled to utilize and enjoy the rights granted herein, it being the intent of this Agreement that no independent rights shall be created by this Agreement as to any such person except for those which may be terminated or withdrawn at any time by the Owner through which such rights were derived.

9. Binding Effect. The easements, rights, restrictions and obligations established herein be binding upon Seller and Buyer and their respective successors and assigns, and shall run with the Seller Property and the Buyer Property, it being understood that such easements, rights, restrictions and obligations shall be for the benefit and/or burden of the then Owners and their respective designated beneficiaries.

10. No Dedication for Public Use. Nothing contained in this Agreement shall be deemed to be a gift or dedication of any portion of the Project to the general public or for any public use or purpose whatsoever, it being the intention of the parties hereto that nothing in this Agreement, expressed or implied, shall confer upon any person, other than the then Owners and their respective designated beneficiaries, any right or remedies under or by reason of this Agreement.

11. No Expansion of Easements. The easements granted to an Owner hereunder may not be expanded by such Owner (e.g., by extending utilities to property other than the Project or by allowing use of the Buyer Amenities by persons who are not tenants of the Project or their guests), without the consent of the other Owner.

12. Reservation of Rights. Each Owner reserves all of its respective right, title, and interest in and to its property incident to the fee simple estate thereof, and for any and all purposes not inconsistent with the exercise of the rights granted by each Owner to the other under this Agreement.

13. Termination. This Agreement shall automatically terminate at such time as fee simple title to the Seller Property and the Buyer Property are vested in the same person or entity.

14. Miscellaneous.

a. This Agreement constitutes the entire agreement between the parties hereto and the understanding among Seller and Buyer relating to the subject matter hereof, and shall not be amended, modified, altered or terminated without a prior written agreement which has been executed by each of the then current Owners and recorded in the Office of the Register of Deeds for Mecklenburg County, North Carolina.

b. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby; and in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal,

Exhibit “A”

INSERT Site Plan and/or Legal Description